EXHIBIT 10.5

HOMESTREET, INC.
401(k) SAVINGS PLAN

AS OF JANUARY 1, 2015

i

T.		“Plan Year”	7
U.		“Spouse”	7
V.		“Trust”	8
W.		“Trustee”	8
X.		“Valuation Date”	8
Y.		“Vesting Computation Period”	8
Z.		“Year of Service”	8
AA.		“Miscellaneous.”	8
BB.		“WMS 401(k) Plan”	8
CC.		“WMS Money Purchase Pension Plan”	8
DD.		“HomeSelect Plan”	8
EE.		“Employer Stock”	8
ARTICLE III		Eligible Employees	8
A.		Exclusions	8
B.		Eligibility for Employer Contributions	9
C.		Eligibility to Make Employee Pre-Tax Contributions	9
D.		Other Eligibility Provisions	9
ARTICLE IV		Contributions	10
A.		No Employer Discretionary Profit Sharing Contribution	10
B.		Employee Pre-Tax Contributions	10
C.		Roth 401(k) Contributions	13
D.		Employer Matching Contributions	15
E.		Hardship Withdrawals of Elective Deferrals	16
F.		Date of Payment	17
G.		Profit Sharing Plan	18
ARTICLE V		Participant’s Accounts, Valuation, Maximum Contribution	18
A.		Participant’s Accounts	18
B.		Allocations of Contributions	18
C.		RESERVED	18
D.		Trust Valuation	18
E.		Maximum Contributions	19
	1.	Annual Addition	19
	2.	Excess Annual Addition	20
	3.	Contributions and Benefit Limits	20
F.		Forfeitures and Reinstatement of Forfeitures	20
ARTICLE VI		Nonforfeitable Accrued Benefit	21
A.		Allocations Not Vested	21
B.		Vesting Period	21
C.		Amendment to Vesting Computation Period or Vesting Schedule	22
D.		Full Vesting	23
E.		Participant’s Commencement of Excluded Employment	23
F.		Transfer of Participants	23
ARTICLE VII		Distribution of Benefits	23

A.	Retirement Age and Options		23
	1.	Employment After Normal Retirement Age	24
		a. Election to Receive Benefits While Still Employed	24
		b. Required Receipt of Benefits	24
	2.	Date of Retired Participant’s First Payment	24
	3.	Deferral of Benefits	24
	4.	Form of Payment	25
	5.	Reserved.	25
	6.	Minimum Required Distribution Under Final Regulations	25
B.	Death		29
	1.	Death Prior to Commencement of Benefits	30
C.	Disability		31
D.	Termination of Employment		31
E.	Time of First Payment		32
F.	Distribution of Allocation Attributable to Last Year of Participation		32
G.	Distribution to Minors or Incompetents		32
H.	No Reduction in Benefits by Reason of Increase in Social Security Benefits		33
I.	In-Plan Roth Transfers		33
ARTICLE VIII		Provision Against Anticipation	34
A.	No Alienation of Benefits		34
B.	Qualified Domestic Relations Orders		34
C.	Assignment of Benefits		36
ARTICLE IX		Loans to Participants	36
ARTICLE X		Administrative Committee – Named Fiduciary and Administrator	37
A.	Appointment of Committee		37
B.	Committee Action		37
C.	Rights and Duties		37
D.	Investments		38
E.	Information - Reporting and Disclosure		38
F.	Standard of Care Imposed Upon the Committee		38
G.	Allocation and Delegation of Responsibility		39
H.	Bonding
I.	Claims Procedure		39
J.	Funding Policy		39
K.	Indemnification		39
L.	Compensation, Expenses		40
ARTICLE XI		Investment of Trust Funds	40
A.	Investment of Employee Pre-Tax Contribution Accounts, Roth 401(k) Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts.		40
B.	Standard of Care Imposed Upon Trustee		41
C.	Diversification Requirements for Publicly Traded Stock		41
ARTICLE XII		Mergers and Consolidations	43

ARTICLE XIII		Amendment and Termination of Plan and Trust	43
A.	Right to Amend and Terminate		43
B.	No Revesting		43
C.	Exclusive Benefit of Employees		43
D.	Termination		43
ARTICLE XIV		Top Heavy Plans Defined and Other Definitions	44
A.	Top Heavy Plan		44
B.	Additional Definitions for Use in this Article and Article XV		44
	1.	Accrued Benefits	44
	2.	Controlled Group	45
	3.	Determination Date	45
	4.	Key Employee	45
	5.	Minimum Benefit Accrual	46
	6.	Non-key Employee	46
	7.	Permissively Aggregated	46
	8.	Required Aggregation Group	46
ARTICLE XV		Additional Requirements Applicable to Top Heavy Plans	46
A.	Minimum Vesting Requirements		46
B.	Minimum Employer Contributions		47
	1.	General Rule	47
	2.	Exceptions	48
	3.	Employee Participating in Defined Benefit Plan	48
	4.	Specific Rules	48
ARTICLE XVI		Right to Discharge Employees	48
ARTICLE XVII		Return of Contributions; Declaration of Trust Contingent on Internal Revenue Service Approval	49
ARTICLE XVIII		Rollover Contributions; Trust to Trust Transfers	49
A.	Rollover Contributions To This Plan		49
B.	Trust to Trust Transfers		50
C.	Definitions		50
	1.	Eligible Rollover Distribution	51
	2.	Eligible Retirement Plan	52
	3.	Distributee	52
	4.	Direct Rollover	53
ARTICLE XIX		Transfers of Employment	53

HOMESTREET, INC.
401(k) SAVINGS PLAN
THIS AGREEMENT is made and entered into at Seattle, Washington, by and between HomeStreet, Inc., HomeStreet Bank, and HomeStreet Capital Corporation, Washington corporations having their principal place of business at Seattle, Washington, hereinafter called the “Employer.”
WHEREAS, effective January 1, 1976, the Employer established for the exclusive benefit of its Employees eligible to participate, and their beneficiaries, a profit sharing plan to accumulate from profits a fund for the payment of retirement benefits;
WHEREAS, effective July 1, 1999, the Plan was amended and restated as a 401(k) savings and employee stock ownership plan;
WHEREAS, effective May 1, 2000, the Plan was amended and restated and has subsequently been amended and restated for compliance with other applicable law and to make certain other design changes;
WHEREAS, effective January 1, 2011, the Plan was amended and restated to spin-off the ESOP portion of this Plan into a separate plan to be known as the HomeStreet, Inc. Employee Stock Ownership Plan and Trust (the “ESOP”), so that this Plan was no longer an employee ownership plan and was instead only a profit sharing plan with 401(k) and 401(m) features; rename this Plan the HomeStreet, Inc. 401(k) Savings Plan; incorporate previously adopted amendments; and make certain other administrative changes to the Plan;
WHEREAS, effective July 26, 2012, the ESOP was merged into this Plan and its ESOP provisions were eliminated, with this Plan remaining a profit sharing/401(k) plan and adding an Employer Stock Account for investment purposes;
WHEREAS, the Board of Directors of HomeStreet, Inc. amended this Plan to adopt an Eligible Automatic Contribution Arrangement effective September 1, 2012; and to adopt a safe harbor employer matching contribution effective January 1, 2013;
WHEREAS, the Board of Directors of HomeStreet, Inc. amended this Plan generally effective January 1, 2015, (1) to create the Stock Rollover Account, a sub-account of the Rollover Account, in order to permit Employees to roll over in-kind Employer Stock into this Plan from a qualified retirement plan (the “Acquired Company’s Plan”), (2) to permit incoming in-kind rollovers of outstanding participant loan balances and loan promissory notes from the Acquired Company’s Plan, (3) to revise the definition of compensation for Plan contribution purposes when a participant terminates employment, and (4) to reflect the delegation of authority to the Administrative Committee to adopt amendments to the Plan that are required by applicable law or are administrative in nature.
NOW, THEREFORE, it is agreed that the Plan shall be amended and restated in its entirety, effective as of January 1, 2015, or such other applicable dates as specifically provided herein, as follows:

ARTICLE I
Name
The Plan shall be known as the HomeStreet, Inc. 401(k) Savings Plan (the “Plan”). The Plan and its Trust were previously known as (1) the HomeStreet, Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust from May 15, 2000 through December 31, 2010, (2) the Continental, Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust from July 1, 1999 through May 14, 2000, and (3) the Continental, Inc. Profit Sharing Plan and Trust prior to July 1, 1999. This amended and restated Plan controls the rights of all Participants who accrue benefits hereunder on or after January 1, 2015. The rights of persons who received Plan benefits prior to January 1, 2015, or persons who terminated employment with the Employer before January 1, 2015, with a vested Accrued Benefit, are controlled by the terms of the Plan in existence prior to January 1, 2015.
ARTICLE II
Definitions
A.    “Accrued Benefit”     means the balance of a Participant’s accounts at any time.
B.    “Anniversary Date”     means the last day of each Plan Year.
C.    “Board”     means the Board of Directors of HomeStreet, Inc.
D.    “Code”     means the Internal Revenue Code of 1986, as amended from time to time.
E.    “Committee”     means the Administrative Committee appointed by the Board.
F.    “Compensation”     shall have the meaning set forth below:

1.    Compensation for Plan Contribution Purposes.
a.    For Plan contribution purposes, Compensation includes an Employee’s regular base salary or wages, short-term incentive-based compensation, bonuses (except as otherwise excluded below), overtime, commissions, and differential wage payments (as set forth in subparagraph 3.a. below) for a Plan Year from the Employer before any deferral of income pursuant to Paragraph B of Article IV and before any salary reduction contributions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan, including “deemed Section 125 compensation,” simplified employee pension plan pursuant to Code Section 402(h)(1)(B), and Code Section 132(f)(4) transportation fringe benefit plan, if any.
b.    For Plan contribution purposes, Compensation excludes Employer contributions hereunder pursuant to Paragraphs A and C of Article IV, Employer contributions to any other similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance and consistent with the Employer’s administration of the Plan, Compensation for Plan contribution purposes also excludes any long-term incentive compensation; referral bonuses; cash and non-cash fringe benefits; lump sum payments for unused accrued bona fide sick, vacation, floating holiday, or other leave; settlement payments; amounts realized from the exercise of a nonqualified stock option or when restricted property is no longer subject to a substantial risk of forfeiture; and amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option from Compensation on which the Plan contributions are based.
c.    Compensation for Plan contribution purposes shall include Compensation received during the Participant’s applicable post-severance period only if such Compensation is included in a paycheck received no later than the last day of the pay period in which the Participant’s termination of employment occurs, and only to the extent included under subparagraph 1.a. above. Compensation excluded under subparagraph 1.b. above shall also be excluded if paid in the Participant’s Post-Severance Period. The Post-Severance Period for purposes of this Paragraph F is the period from the Participant’s severance from employment until the later of 2-1/2 months after severance or the end of the Limitation Year in which severance occurred.
2.    Compensation for Code Section 415 Purposes.
a.    As modified by subsections 2.b. and 2.c. below, for purposes of the Code Section 415 limitations on contributions and benefits (Article V, Paragraph E, hereof) and the Code Section 416 top heavy requirements (Articles XIV and XV hereof), and for purposes of determining a Highly Compensated Employee (Article II, Paragraph O, hereof), “Compensation” means wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employers maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), Code Section 132(f)(4) transportation fringe benefit plan salary reduction contributions, and any elective deferrals as defined in Code Section 402(g)(3), any amount which is contributed or deferred by the Employers at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 or 457, and differential wage payments (as set forth in subparagraph 3.a. below). Such compensation does not include:
i.    Contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed;
ii.    Employer contributions to a simplified employee pension described in Section 408(k) of the Code to the extent deductible by the Employee;
iii.    Distributions from a plan of deferred compensation regardless of whether such amounts are includible in gross income when distributed (except that amounts paid to an Employee under an unfunded nonqualified plan of deferred compensation will be considered as compensation for Code Sections 415 and 416 in the year such amounts are includible in gross income);
iv.    Amounts realized from the exercise of a nonqualified stock option or when restricted property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

v    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; or
vi.    Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includible in gross income) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not contributions are excludable from gross income).
b.    For purposes of applying the Code Section 415 limitations on contributions and benefits the following Compensation shall be included: (i) a Participant’s regular Compensation received for services rendered during the Participant’s regular working hours that is paid during a Post‑Severance Period (as defined in subparagraph 1.c. above), and (ii) a Participant’s Compensation for services rendered outside his regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the Participant before a severance of employment had the Participant continued in employment with the Employer (provided such amounts are paid during the post-severance payment period). In no event shall the Compensation for purposes of Code Section 415 for a given limitation year exceed the maximum amount of Compensation recognized for purposes of limiting contributions or benefits payable with respect to a plan under Code Section 401(a)(17) for that same limitation year.
c.    Other Code Section 415 Provisions:
i.    Any amount includible in a Participant’s gross income due to noncompliance with Code Section 409A shall be included in Compensation for purposes of Code Section 415 limitations on contributions and benefits.
ii.    If the Employer so elects, Compensation for purposes of applying the Code Section 415 limitations on contributions and benefits for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly-situated participants, and no compensation is included in more than one limitation year.
3.    Qualifying Military Service Provisions.
a.    An individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment. Such a differential wage payment is treated as Compensation both for Plan contribution purposes and for purposes of applying the Code Section 415 limitations on contributions and benefits. The Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment. However, subsection (iii) applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the

Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).
4.    Annual Compensation Limit. In addition to other applicable limitations set forth in this Plan, and notwithstanding any other provision of this Plan to the contrary, the annual Compensation of each Employee taken into account under this Plan shall not exceed the annual compensation limit as provided in Code Section 401(a)(17). The annual compensation limit (e.g., $265,000 for the 2015 Plan Year), shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
G.    “Effective Date”     unless otherwise stated in this Plan means January 1, 2015, the effective date of the amendment and restatement of this Plan, except as otherwise specifically provided herein. The Employer’s plan was originally adopted effective January 1, 1976.
H.    “Eligibility Computation Period”     initially means the 12-consecutive-month period beginning with the date on which the Employee first performs an Hour of Service for the Employer (the “Employment Commencement Date”), or in the case of an Employee who has had a One-Year Break in Service, the 12-consecutive-month period beginning with the first date on which the Employee completes an Hour of Service following the last computation period in which a One-Year Break in Service occurred (the “Reemployment Commencement Date”). After the initial Computation Period, the succeeding Eligibility Computation Periods shall be the Plan Year which includes the first anniversary of the Employment Commencement Date or Reemployment Commencement Date and each succeeding Plan Year.
I.    “Employee”     means any person in the service of the Employer receiving a regular wage or salary. A leased employee as defined in Code Section 414(n)(2) shall be considered an Employee hereunder solely for purposes of Code Section 414(n)(3) unless (i) leased employees constitute less than twenty percent (20%) of the Employer’s non‑highly‑compensated workforce as defined in Code Section 414(n)(5)(c)(ii) and (ii) the leased employee is a participant in a plan described in Code Section 414(n)(5)(B). A leased employee for purposes of Code Section 414(n)(3) means any person who is not an Employee of the Employer and who provides services for the Employer pursuant to an agreement between the Employer and a leasing organization, who has performed such services for the Employer and related persons on a substantially full-time basis for a period of at least one year, and whose services are performed under the primary direction or control of the Employer. Notwithstanding that a leased employee is treated as an Employee hereunder solely for purposes of Code Section 414(n)(3), such a leased employee shall not be considered an eligible Employee or receive credit for service or share in Employer contributions under this Plan.
J.    “Enrollment Date”     means the date on which an Employee who has complied with the eligibility requirements shall become eligible to participate in the Plan. The Enrollment Dates with respect to all contributions shall be the first day of the first pay period that is administratively feasible occurring on or after the date as of which an Employee satisfies the eligibility requirements set forth in Article III.
K.    “ERISA”     means the Employee Retirement Income Security Act of 1974, as amended from time to time.
L.    “Event of Forfeiture”     means with respect to a Participant who terminates employment, either the incurring of five consecutive One-Year Breaks in Service or a cash-out payment in full in a single lump sum of all of his vested Accrued Benefit, subject to the reinstatement of forfeitures requirements of Article V, Paragraph F. A Participant who terminates employment with no vested Accrued Benefit shall be deemed to have received a cash-out payment.
M.    “Fiscal Year”     means the Employer’s fiscal year for federal tax purposes. The Employer’s fiscal year begins on January 1 and ends on December 31.
N.    “Fund”     means the trust fund established pursuant to the Trust Agreement in which all of the assets of the Plan are held. With respect to Employee Pre-Tax Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts, the Fund shall be divided into a number of separate investment funds selected by the Committee and communicated to Participants.
O.    “Highly-Compensated Employee”     means any Employee who during the Plan Year or the preceding Plan Year is a more than five percent owner (as defined by Code Section 416(i)(1)) or an Employee who for the preceding Plan Year received Compensation in excess of $80,000 adjusted as provided in Code Section 414(q)(1), and effective January 1, 1999 who was a member of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).
Effective January 1, 2008, for purposes of determining whether an Employee is a Highly-Compensated Employee, annual Compensation means Compensation within the meaning of Code Section 415(c)(3) as set forth in Article II, Paragraph F, for purposes of applying the Code Section 415 limitations on contributions and benefits for the applicable Plan Year or preceding Plan Year.
The Committee must make the determination of who is a Highly Compensated Employee.
The Employer for purposes of this Paragraph is the entity employing the Employee and includes all other entities aggregated with such employing entity under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).
A former Employee shall be considered a Highly-Compensated Employee if he was a Highly-Compensated Employee when he separated from service or if he was a Highly-Compensated Employee at any time after attaining age 55.
P.    “Hour of Service”     means:
a.    Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed. Effective with respect to reemployments initiated on or after December 12, 1994, an Employee in qualified military service as defined in Code Section 414(u)(5) shall be credited with Hours of Service at his customary rate; and
b.    Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period). Notwithstanding the foregoing, an Employee in qualified military service shall receive credit in accordance with Code Section 414(u). Hours under this subsection (b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and
c.    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under subsection (a) or (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Eligibility or Vesting Computation Period or Periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.
Provided, for the purpose of determining whether an Employee has incurred a One-Year Break in Service (i) Hours of Service described in subsection (b) shall be credited without regard to the 501-hour limitation of subsection (b); (ii) hours at the Employee’s customary rate shall be credited during any period the Employee is on authorized leave of absence or temporary layoff, and (iii) in the case of an Employee who is absent from work for any period by reason of pregnancy, birth of a child, placement with the Employee of a child for adoption, or caring for such child immediately following birth or placement, Hours of Service (up to 501 hours) shall be credited equal to the Hours of Service that otherwise would normally have been credited to the Employee but for such absence (or if such hours cannot be determined, equal to 8 Hours of Service per day of absence). The hours credited under (iii) above shall be credited to the applicable computation period in which the absence begins if such crediting will prevent a One-Year Break in Service, or otherwise to the following computation period. No such credit shall be given unless the Employee provides the Committee with timely information (including, if requested, a written statement of a doctor or adoption official) to establish that the absence is for reasons referred to in this paragraph and the number of days for which there was such an absence. Provided, further, there shall be no duplication of credit under the Plan. Authorized leave of absence shall be granted on a nondiscriminatory basis.
Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporation (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.
An exempt salaried Employee who during a semi-monthly payroll period would be entitled to credit for at least one Hour of Service shall receive credit for 95 Hours of Service. All other Employees shall be credited with actual hours (i) for which they are entitled to payment by the Employer, and (ii) for purposes of determining whether a One-Year Break in Service has occurred, at their regular rate during unpaid leave of absence.
Q.    “One-Year Break in Service”     means the applicable Eligibility or Vesting Computation Period during which an Employee completes less than 501 Hours of Service.
R.    “Participant”     means an Employee who has satisfied the eligibility requirements of Article III.
S.    “Plan”     means the 401(k) Savings Plan set forth in this agreement and all subsequent amendments thereto.
T.    “Plan Year”     means the twelve-month period on which the records of the Plan are kept. Each Plan Year shall end on December 31.
U.    “Spouse”     means the lawful husband or wife of the Participant.
V.    “Trust”     means the separate Trust Agreement between the Employer and Charles Schwab Trust Company (or any successor Trustee) and all subsequent amendments thereto.
W.    “Trustee”     means Charles Schwab Trust Company and any successor Trustee or Trustees hereunder appointed by the Board.
X.    “Valuation Date”     means the date upon which the assets of the Trust are valued. The Valuation Dates for Participants’ Employee Pre-Tax Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts shall be each business day when the New York Stock Exchange, Schwab Trust Company, and the Plan recordkeeper are open for business. The Committee is authorized to establish additional Valuation Dates in its discretion.
Y.    “Vesting Computation Period”     for purposes of determining a Participant’s nonforfeitable Accrued Benefit means the Plan Year.
Z.    “Year of Service”     means the applicable computation period during which the Employee completes not fewer than 1,000 Hours of Service as defined in Paragraph P.
AA.    “Miscellaneous.”     Unless some other meaning and intent is apparent from the context, the plurals shall mean the singular, and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.
BB.    “WMS 401(k) Plan”     means the Windermere Mortgage Services Series LLC 401(k) Savings Plan and Trust. The WMS 401(k) Plan was known as the Windermere Mortgage Services LLC 401(k) Savings Plan and Trust from January 1, 2004 through April 30, 2005. Prior to January 1, 2004, the WMS 401(k) Plan was known as the Windermere Mortgage Services LLCs 401(k) Savings Plan and Trust.
CC.    “WMS Money Purchase Pension Plan”     means the Windermere Mortgage Services LLCs Money Purchase Pension Plan and Trust. The WMS Money Purchase Pension Plan merged into the WMS 401(k) Plan effective as of the close of business on December 31, 2002.

DD.    “HomeSelect Plan”     means the HomeSelect Series LLC 401(k) Savings Plan and Trust. The HomeSelect Plan terminated on October 28, 2008.
EE.    “Employer Stock”      means common stock issued by the Employer that is publicly traded and meets the requirements of Section 407(d)(5) of ERISA. For purposes of Code Sections 401(a)(22), 401(a)(28)(c), 409(h)(1)(B), and 409(l), Employer Stock “readily tradable on an established securities market” or words of similar import shall mean that such stock is readily tradable on an established securities market within the meaning of Treasury Regulation Section 1.405(a)(35)-1(f)(5).

ARTICLE III
Eligible Employees
A.    Exclusions    Employees shall be excluded from those eligible to participate if they are included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining and if the collective bargaining agreement does not provide for participation by such Employees. Notwithstanding any Plan provision to the contrary, any individual who is classified as an independent contractor by the Employer, regardless of whether such individual is classified as an employee by a court or by any federal, state or local agency, and any individual who performs services pursuant to an agreement between the Employer and a leasing organization shall not be eligible to participate in this Plan.
B.    Eligibility for Employer Contributions    Unless excluded by reason of Paragraph A of this Article III, each Employee who was a Participant on December 31, 2014, shall continue to be a Participant for purposes of eligibility for Employer contributions under Paragraphs A and C of Article IV subject to the provisions of this Plan. Each other Employee not excluded by reason of Paragraph A of this Article III shall become eligible upon the later of January 1, 2015, or his completion of one Year of Service with the Employer and attainment of age 18. Effective September 1, 2012, notwithstanding the foregoing, for purposes of eligibility for Employer matching contributions pursuant to Article IV, Paragraph C, only, each other Employee not excluded by reason of Paragraph A of this Article III shall become eligible upon attainment of age 18 and completion of one Hour of Service.
Each eligible Employee shall be enrolled as a Participant as of the Enrollment Date coinciding with or following completion of such requirements, provided the Employee has not separated from service before such Enrollment Date.
C.    Eligibility to Make Employee Pre-Tax Contributions    . Each Employee who is not otherwise excluded by reason of Paragraph A of this Article III shall become eligible to make Employee pre-tax contributions under Paragraph B of Article IV upon the later of January 1, 2015, or immediately following the later of the Employee’s employment date or attainment of age 18 and shall be enrolled as a Participant for this purpose as soon as administratively feasible following completion of such requirement.

D.    Other Eligibility Provisions    . In counting Years of Service for eligibility purposes, the Committee shall apply the following rules using the applicable Eligibility Computation Period to determine Years of Service and One-Year Breaks in Service:
a.    Except as hereafter provided, the Employee shall receive credit for each Year of Service.
b.    In the case of a Participant who has a One-Year Break in Service prior to the time he has any nonforfeitable right to an Accrued Benefit computed pursuant to Article VI, Paragraph B, and who returns to employment, service prior to the break shall not be counted if the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more.
c.    In the case of a Participant who terminates employment and is rehired, and his prior service is not disregarded under (b), he shall become a Participant on the date of his reemployment, which date shall be the date on which he completes one Hour of Service after his termination of employment.
The Committee may request each eligible Employee to apply for Plan participation in writing on a form to be supplied by the Committee, agreeing to the terms of the Plan and giving such information as may be required by the Committee, including beneficiary designation. An Employee shall not be precluded from Plan participation if he does not complete such form.
ARTICLE IV
Contributions
A.    No Employer Discretionary Profit Sharing Contributions. Notwithstanding any provision of this Plan to the contrary, effective January 1, 2014, no Employer Discretionary Profit Sharing Contributions will be made to the Plan. Any references in the Plan to Employer Discretionary Profit Sharing Contributions or a Participant-Directed Profit Sharing Account shall refer solely to such contributions made in prior Plan Years and earnings as applicable.

B.    Employee Pre-Tax Contributions. Effective September 1, 2012, and with respect only to those Employees hired or rehired on or after September 1, 2012, this plan utilizes an automatic election for pre-tax contributions (“Eligible Automatic Contribution Arrangement”), unless an Eligible Employee elects otherwise. Specifically, if an Employee becomes eligible to elect pre-tax contributions and fails to elect to make pre-tax contributions, or fails to affirmatively elect to make zero pre-tax contributions, within a reasonable time established by the Committee, the Employer will automatically reduce the Eligible Employee’s Compensation by three percent (3%) per pay period and treat that sum as a pre-tax contribution. Any automatic pre-tax contributions will be invested in accordance with Article XI, Paragraph A. An affected Employee may at any time revoke the Eligible Automatic Contribution Arrangement described in this paragraph by filing a new election form with the Employer (including an election for zero pre-tax contributions). To be effective for the pay period, an election must be completed and submitted to the Employer reasonably prior to the close of the pay period, in accordance with rules established by the Committee. Automatic pre-tax contributions being made on behalf of the Eligible Employee will cease as soon as administratively feasible after the Eligible Employee makes an affirmative election.
The same percentage of Compensation (3%) will be withheld as automatic pre-tax contributions from all Eligible Employees subject to the Eligible Automatic Contribution Arrangement. Notwithstanding the foregoing, automatic pre-tax contributions shall be reduced or stopped to meet the limitations under Code Sections 401(a)(17), 402(g) and 415.
At least thirty (30) days, but not more than ninety (90) days, before the beginning of the Plan Year the Employer shall distribute a comprehensive Eligible Automatic Contribution Arrangement notice to each Eligible Employee at the time he is hired that explains Eligible Automatic Contribution Arrangement and the Employee’s rights and obligations under it, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and does not receive a notice for that reason, the notice will be provided no more than 90 days before the Employee becomes an Eligible Employee but not later than the date the Employee becomes an Eligible Employee. The notice must accurately describe (a) the amount of automatic pre-tax contributions that will be made on the Employee’s behalf in the absence of an affirmative election, (b) the Employee’s right to elect to have no pre-tax contributions made on his or her behalf or to have a different amount of pre-tax contributions made, (c) how automatic pre-tax contributions will be invested in the absence of the Employee’s investment instructions, and (d) the Employee’s right to make a withdrawal of automatic pre-tax contributions and the procedures for making such a withdrawal.
An Employee may request a distribution of his or her automatic pre-tax contribution within the 90‑day period allowed by applicable law, subject to the procedures adopted by the Committee and communicated to Plan Participants in the annual Eligible Automatic Contribution Arrangement notice. No spousal consent is required for a withdrawal under this paragraph. The amount to be distributed from this Plan upon the Employee’s request is equal to the amount of automatic pre-tax contributions made through the earlier of (i) the pay date for the second payroll that begins after the Employee’s withdrawal request, and (ii) the first pay date that occurs after 30 days after the Employee’s request, plus attributable earnings through the date of distribution. Any fee charged to the Employee for the withdrawal may not be greater than any other fee charged for a cash distribution. Unless the Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to revoke the Eligible Automatic Contribution Arrangement. Automatic pre-tax contributions distributed pursuant to this paragraph are not counted towards the dollar limitation on tax-deferred contributions contained in Code Section 402(g) nor for the ADP test. Matching Contributions that might otherwise be allocated to an Employee’s account on behalf of the Eligible Automatic Contribution Arrangement will not be allocated to the extent the Employee withdraws such Employee pre-tax contributions pursuant to this Paragraph B and any Matching Contributions already made on account of the Eligible Automatic Contribution Arrangement that are later withdrawn pursuant to this Paragraph B will be forfeited.
With respect to Employees who were employed prior to September 1, 2012, on or prior to an Employee’s Enrollment Date for Employee pre-tax contribution purposes, the Employee may, through use of a telephone voice response system or such other means as are designated by the Committee, direct the Employer (1) to defer a percentage of his Compensation each pay period, commencing as of his Enrollment Date, and (2) to contribute that amount to the Plan within the time required by ERISA. The Committee shall provide each Employee prior to his Enrollment Date instructions about the time period within which the Employee may elect to make pre-tax contributions effective as of his Enrollment Date. A Participant’s pre-tax contributions for any pay period shall be in whole percentages equal to at least one percent (1%) of the Participant’s Compensation but not more than a percentage of Compensation that shall be determined by the Committee from time to time in a manner that is consistent with applicable law, provided such contributions are within the limits of Article V, Paragraph E. The amount of a Participant’s deferred Compensation shall be rounded to the nearest cent.
Notwithstanding the foregoing, Employee pre-tax contributions on behalf of a Participant in this Plan or any other qualified plan maintained by the Employer during any taxable year may not exceed the limit under Code Section 402(g) in effect for such taxable year ($18,000 for calendar year 2015 and thereafter such amount for a calendar year as adjusted each year by the Secretary of the Treasury), except to the extent permitted under the remainder of this Paragraph B and Section 414(v) of the Code, if applicable. A Participant who makes Code Section 401(k) Employee pre-tax contributions to more than one plan in a calendar year in excess of the applicable dollar limitation must submit to the Committee by March 1 of the year following the year of any excess contributions a written statement including the amount of the excess contributions to be allocated to this Plan. Any excess contributions allocated to this Plan shall be distributed, together with income attributable thereto, by April 15 of the year following the year of the excess contributions.
A Participant may elect the order in which Employee pre-tax contributions and Roth 401(k) Contributions are to be distributed in the event the Participant makes excess deferrals for a Plan Year. If the Participant makes no such election, then the Employee pre-tax contributions shall be distributed first. Excess deferrals attributable to Roth 401(k) Contributions must be distributed by April 15 of the year following the year in which the excess deferrals are made by the Participant.
Notwithstanding any provision of this Plan to the contrary, upon a Participant’s return from qualified military service, such Participant may make up Employee pre-tax contributions for the period of qualified military service in accordance with Code Section 414(u), effective with reemployments initiated on or after December 12, 1994.
Effective the first day of any payroll period, each Participant who is deferring an amount of his Compensation may change the percentage of his Compensation to be deferred, and each Participant who is not deferring an amount of his Compensation may elect to begin deferring a percentage of his Compensation. Each Participant who elects to make such a change or election must follow the procedures established by the Committee and must make such change or election within a reasonable timeframe prior to the beginning of the applicable pay period, as designated by the Committee.
By following the procedures designated by the Committee, a Participant may revoke his Employee pre-tax contribution agreement effective as of the first day of any subsequent pay period. A Participant who revokes his Employee pre-tax contribution agreement may resume deferring a percentage of his Compensation hereunder at any time, provided he follows procedures designated by the Committee relating to resuming Employee pre-tax contributions, with such election effective as soon as administratively possible thereafter.
Employee pre-tax contributions shall be credited to a separate Employee Pre-Tax Contribution Account for each Participant. A Participant’s Employee Pre-Tax Contribution Account shall be invested, valued, distributed and except as specifically provided herein, in all respects treated in the same manner as the Participant’s Employer Matching Contribution Account, except that the amounts credited to the Participant’s Employee Pre-Tax Contribution Account shall be one hundred percent (100%) vested. Amounts in the Employee Pre-Tax Contribution Account shall not be distributed until the earliest of the Participant’s death, disability, retirement, attainment of age 59-½, termination of employment, in accordance with the provisions of Article VII of the Plan, or the occurrence of a hardship as set forth in Paragraph E of this Article.
Such amounts may also be distributed upon:
(1)    Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), a simplified employee pension plan (as defined in Code Section 408(k)) or a SIMPLE IRA Plan (defined in Code Section 408(p)).
(2)    The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.
(3)    The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.
All Employees who are eligible to make Employee pre‑tax contributions under this Plan and who have attained age 50 before the close of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Consistent with the Employer’s administration of the Plan and applicable law, catch‑up contributions shall be treated in the same manner as Employee pre-tax contributions for purposes of Participant loans pursuant to Article IX of this Plan and for purposes of any in-service withdrawals.
Effective January 1, 2009, a Participant shall be treated as having a severance from employment and therefore eligible for a distribution of his Employee Pre-Tax Contribution Account and Roth 401(k) Contribution Account during any period the Participant is performing service in the uniformed services for more than 30 days as described in Code Section 3401(h)(2)(A). In the event that such a Participant elects to receive a distribution by reason of severance from employment, the Participant may not make an elective deferral to the Plan during the 6-month period beginning on the date of the distribution.
C.    Roth 401(k) Contributions . Effective beginning November 1, 2011, and thereafter, a Participant may designate all or a portion of his or her salary reduction contributions to this Plan as Roth 401(k) contributions. Effective January 1, 2016, a Participant may also elect to make In-Plan Roth Transfers pursuant to Article VII, Paragraph I.
1.    Definitions. Definitions for purposes of this Paragraph J are as follows:
a.    Elective Deferrals. Effective November 1, 2011, and thereafter, the term “Elective Deferrals” includes Employee Pre-Tax Contributions and Roth 401(k) Contributions.
b.    Employee Pre-Tax Contributions. “Employee Pre-Tax Contributions” means a Participant’s Elective Deferrals which are not includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Employee Pre-Tax Contributions by the Participant in his or her deferral election. A Participant’s Employee Pre-Tax Contributions and withdrawals thereof will be separately accounted for, as will gains and losses attributable to those Employee Pre-Tax Contributions.
c.    Roth 401(k) Contributions. “Roth 401(k) Contributions” means a Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Roth 401(k) Contributions by the Participant in his or her deferral election. A Participant’s Roth 401(k) Contributions and withdrawals thereof will be separately accounted for, as will gains and losses attributable to those Roth 401(k) Contributions, and shall be held in that Participant’s Roth 401(k) Contribution Account. Forfeitures may not be allocated to such account. No contributions other than Roth 401(k) Contributions and properly attributable earnings thereon will be credited to each Participant’s Roth 401(k) Contribution Account.
d.    Catch-up Contributions. A Participant who is eligible to make Catch-up Contributions pursuant to Article IV, Paragraph B, of this Plan may designate all or a portion of his or her Catch-up Contributions as Roth 401(k) Contributions.
e.     Ordering Rules for Total Distributions. In the case of a Participant who receives a total distribution from this Plan, the Roth 401(k) Contributions will be distributed last.
f.    Employer Matching Contributions. Roth 401(k) Contributions will be eligible for Employer Matching Contributions in the same manner as Employee Pre-Tax Contributions are eligible for such Employer Matching Contributions, pursuant to Article IV,

Paragraph D, of this Plan, provided that the limit on the amount of such Matching Contributions shall be applied to the Participant’s combined Employee Pre-Tax Contributions and Roth 401(k) Contributions.
g.    Other Distributions Provisions. Earnings distributed from a Participant’s Roth 401(k) Contribution Account are not taxed if the distribution is made at least five (5) taxable years after the first Roth 401(k) Contributions are made by the Participant, and if the distributions occur after the Participant’s attainment of age 59-1/2, death, or disability. Eligible rollover distributions from a Participant’s Roth 401(k) Contribution Account are taken into account in determining whether the total amount of the Participant’s account balances under this Plan exceeds $1,000 for purposes of mandatory distributions from this Plan.
i.    Loans. For purposes of loans to Participants as set forth in Article IX of this Plan, a Participant may elect to a loan from any portion of his or her Roth 401(k) Contribution Account.
j.    In-Service Withdrawals. For purposes of age 59-1/2 in-service withdrawals to Participants as set forth in Article IV, Paragraph B, and hardship withdrawals to Participants pursuant to Article IV, Paragraph E, a Participant may elect to take all or a portion of the in-service withdrawal from his or her Roth 401(k) Contribution Account, provided that earnings may not be distributed in the event of a hardship withdrawal.
k.    Direct Rollover Provisions. A Participant who is entitled to receive a Plan distribution (other than a hardship withdrawal) may elect a direct rollover of his or her Roth 401(k) Contribution Account to a Roth 401(k) Contributions Rollover Account in another employer’s eligible retirement plan or to a Roth IRA in accordance with the applicable provisions of Article XVIII of this Plan, applying the limits for minimum rollover amounts separately to the Roth 401(k) Contribution Account. The Committee shall establish terms and conditions upon which this Plan will accept direct rollovers from a Participant’s Roth 401(k) Contribution Account in another employer’s eligible retirement plan to the extent permitted under Code Section 402(c). The five-year period referenced in subparagraph g. above shall commence to run as of the first taxable year for which the Participant made the Roth 401(k) Contribution to such previously established account of the other plan. A separate Roth 401(k) Contribution Rollover Account shall be established in this Plan on behalf of the Participant for such a Roth 401(k) Contribution Account rollover.
l.    Operational Compliance. The Retirement Benefits Committee will administer Roth 401(k) Contributions in accordance with applicable regulations or other binding authority not reflected in this Article IV. Any applicable regulations or other binding authority shall supersede any contrary provisions of this Article IV.
m.    Changes to Deferral Elections. A Participant may change his or her Roth 401(k) Contribution deferral election in accordance with the same procedures and timeframes as set forth in Article IV, Paragraph B, as amended.
n.    Excess Deferrals
. Notwithstanding the foregoing, a Participant may elect the order in which Employee pre-tax contributions and Roth 401(k) Contributions are to be distributed in the event the Participant makes Excess Deferrals for a Plan Year. If the Participant makes no such election, then the Participant’s Employee pre-tax contributions shall be distributed first. Excess deferrals attributable to Roth 401(k) Contributions must be distributed by April 15 of the year following the year in which the excess deferrals are made by the Participant.

D.Employer Matching Contributions    . Prior to September 1, 2012, the Employer could, in its sole discretion, contribute on behalf of each Participant who makes Employee pre-tax contributions an Employer matching contribution equal to such percentage of each Participant’s Employee pre-tax contributions as was determined by the Board of Directors in its discretion, provided that such Employer Matching Contributions (a) was be based only on a Participant’s Employee pre-tax contributions of up to 6% of Compensation or such other maximum as set by the Board, and (b) would not result in an excess contribution or exceed the applicable limits of Paragraph E of Article V.
During the period beginning on September 1, 2012, and ending on December 31, 2012, the Employer could, in its sole discretion, contribute such percentage of each Participant’s Elective Deferrals as was determined by the Board of Directors in its discretion to each Participant’s Contribution Account, provided that such Employer discretionary matching contributions (a) would not exceed one hundred percent (100%) of the first three percent (3%) of Compensation deferred and fifty percent (50%) of the next two percent (2%) of Compensation deferred by the Participant, and (b) would not result in an excess contribution or exceed the applicable limits of Paragraph E of Article V. The Board could determine the time period for which such match would be made (e.g. a quarter or Plan Year), either prospectively or retroactively for the time period. If a match was made retroactively for a time period, the Participant must have been employed on the last day of such period (an Active Participant) to receive the match. If Employer discretionary matching contributions were made for a time period, such Employer discretionary matching contributions could be made each pay period within it based on the Participant’s Employee pre-tax contributions and Compensation for each such pay period, or could be allocated based on the Participant’s Employee pre-tax contributions and Compensation during the entire time period, as determined by the Board.
Effective January 1, 2013, the Employer shall contribute on behalf of each Participant who makes Elective Deferrals a safe harbor Employer matching contribution equal to one hundred percent (100%) of the first three percent (3%) of Compensation deferred by the Participant and fifty percent (50%) of the next two percent (2%) of Compensation deferred by the Participant (a “Safe Harbor Employer Matching Contribution”). The Safe Harbor Employer Matching Contribution shall be made and allocated based on the Participant’s Elective Deferrals for the time period determined by the Board (e.g. a quarter or Plan Year) and regardless of whether a Participant is credited with 1,000 Hours of Service during the Plan Year or is employed on the last day of the Plan Year. The Safe Harbor Employer Matching Contribution may be made each pay period within a time period based on the Participant’s Elective Deferrals and Compensation for each such pay period, or may be allocated based on the Participant’s Elective Deferrals and Compensation during the entire time period, as determined by the Board.

The Safe Harbor Employer Matching Contribution shall be credited to a separate Safe Harbor Employer Matching Contribution Account for each Participant. Amounts credited to the Safe Harbor Employer Matching Contribution Account shall be one hundred percent (100%) vested and nonforfeitable at all times.
Notwithstanding any provisions of this Plan to the contrary, upon a Participant’s return from qualified military service, Employer matching contributions shall be made to the extent they would have been made with respect to Elective Deferrals that are attributable to a period of qualified military service in accordance with Code Section 414(u).
Notwithstanding any provisions of this Plan to the contrary, Elective Deferrals that are catch-up contributions made pursuant to Paragraph B of Article IV shall not be eligible for Employer Matching Contributions under this Paragraph D.
In accordance with Treasury Regulations Sections 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the Employer to use ADP and ACP testing for a Plan Year in which it is intended for the Plan through its written terms to be an Internal Revenue Code Section 401(k) safe harbor plan and Internal Revenue Code Section 401(m) safe harbor plan and the Employer fails to satisfy the requirements of such safe harbors for the Plan Year.
E.    Hardship Withdrawals of Elective Deferrals    . The Plan Committee may distribute all or a part of a Participant’s Account, prior to the time such Account would otherwise be distributed, upon a showing of immediate and heavy financial hardship by the Participant in accordance with the provisions of this paragraph. A Participant may not withdraw the earnings on account of hardship. A Participant’s Employee Pre-Tax Contribution and Roth 401(k) Contribution Accounts for purposes of hardship distributions shall be valued as provided in Article VII, Paragraph A(4). A hardship distribution (a) must be on account of an immediate and heavy financial need and may not exceed the amount necessary to meet that need, and (b) must be necessary to satisfy a financial need which the Employee is unable to satisfy from other resources reasonably available to him. An immediate and heavy financial need shall be deemed to exist if the requested distribution is on account of:
(1)    Uninsured medical expenses as defined in Code Section 213 that have already been incurred by the Participant, the Participant’s Spouse, child (whether or not custodial), a dependent of the Participant, or the designated beneficiary of the Participant, or such expenses that have not already been incurred, provided prepayment of the expenses is necessary to allow such persons to obtain medical services;
(2)    Purchase of the Participant’s principal residence (excluding mortgage or loan payments);
(3)    Payment of tuition, room and board expenses, and related educational fees for the next twelve months of post secondary education for the Participant, the Participant’s Spouse, child, dependent, or designated beneficiary, including graduate school and any approved trade or technical school;
(4)    Payment to prevent eviction of the Participant from his principal residence or foreclosure of a mortgage or other financing lien on the Participant’s principal residence;

(5)    Payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, child, dependent, or designated beneficiary;
(6)    Expenses for the repair of damage to the Participant’s principal residence that would qualify as a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income); or
(7)    Any other deemed immediate and heavy financial need that may be prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.
Such a distribution may include an amount necessary to pay taxes and penalties on the distribution.
Hardship distributions shall be administered by the Committee in accordance with uniform and nondiscriminatory standards applicable to all Participants.
Any Participant making a hardship withdrawal as permitted hereunder may not make additional Employee contributions (including Section 401(k) pre-tax contributions) to this or any other plan maintained by the Employer for a period of six (6) months from the date of such withdrawal. Effective January 1, 2008, following the end of such a six-month period, a Participant may affirmatively elect to restart his Employee pre-tax contributions as soon as administratively feasible following the end of such six-month period, provided that prior to the date such Employee pre-tax contributions recommence and within the timeframe required by the Committee he elects to make Employee pre-tax contributions by following the procedures designated by the Committee.
F.    Date of Payment    . The Employer shall pay to the Trustee, within the time provided by law for filing of the Employer's income tax return (including extensions), the amount to be contributed pursuant to Paragraphs A and D.
The Employer shall pay to the Trustee, within the time required by law for 401(k) contributions, Elective Deferrals for each such pay period on behalf of all Participants pursuant to Paragraphs B and C of this Article IV.
The Trustee shall not be responsible for determining the amount of any Plan contributions nor for collecting contributions not voluntarily paid to the Trustee.
G.    Profit Sharing Plan    . This Plan is designed to qualify as a profit sharing plan for purposes of Code Section 401(a), 402, 412, and 417. However, notwithstanding any Plan provision to the contrary, all contributions shall be made without regard to current or accumulated earnings and profits.

ARTICLE V
Participant’s Accounts,
Valuation, Maximum Contribution
A.    Participant’s Accounts    The Committee or its delegate shall maintain a separate Participant-Directed Profit Sharing Account, a separate Employee Pre-Tax Contribution Account, a separate Employer Discretionary Matching Contribution Account, a separate Roth 401(k) Contribution Account, a separate transferred ESOP Cash Account, an Employer Stock Account, and a separate Rollover Account, where applicable for each Participant, which accounts shall reflect the Participant’s Accrued Benefit. Effective January 1, 2013, the Committee shall also maintain a separate Safe Harbor Employer Matching Contribution Account. The Committee shall furnish to the extent required by ERISA, each Participant who requests the same in writing a statement reflecting, on the basis of the latest available information, his Accrued Benefit and the nonforfeitable portion thereof or if no benefits are nonforfeitable, the earliest date on which benefits will be nonforfeitable. The Employer may appoint the Trustee or any qualified third party to perform recordkeeping functions.
B.    Allocations of Contributions
1.    RESERVED.

2.    Allocation of Employer Matching Contributions. The Employer matching contributions if any, for a Plan Year pursuant to Paragraph D of Article IV shall be allocated to the Employer Matching Contribution Account of each Participant who is an Active Participant (as defined in Paragraph D of Article IV).
C.    RESERVED.

D.    Trust Valuation
As of each Valuation Date, the Trustee shall determine the fair market value of the trust assets allocated to Participants’ Employee Pre-Tax Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts in order to determine the percentage of increase or decrease in the fair market value of such assets when compared with the fair market value of such assets as of the immediately preceding Valuation Date. The cumulative amount allocated as of the preceding Valuation Date to the Employee Pre-Tax Contribution Account, where applicable, the Participant-Directed Profit Sharing Account, where applicable, the Employer Matching Contribution Account, where applicable, and the Rollover Account, where applicable, of each Participant shall be adjusted to reflect the increase or decrease, as the case may be, by multiplying such account by the percentage so determined. The Employer, the Committee, and the Trustee do not in any manner or to any extent whatever warrant, guarantee, or represent that the value of a Participant’s account or accounts shall at any time equal or exceed the amount previously contributed thereto.
E.    Maximum Contributions

1.    Annual Addition    The term “annual addition” for any Plan Year means the sum of:
a.    The Employer’s contributions on a Participant’s behalf to the Employer’s defined contribution plan(s) (any profit sharing and money purchase pension plans) including Employee pre-tax contributions and/or Roth 401(k) Contributions hereunder;
b.    The Participant’s voluntary nondeductible contributions, if any, to the defined contribution plan(s) maintained by the Employer;
c.    Amounts allocated for a Plan Year beginning after March 31, 1984, to a Code Section 415(l)(2) individual medical account that is part of a pension or annuity plan maintained by the Employer; and
d.    Amounts paid or accrued after December 31, 1985, in taxable years ending after that date, for post-retirement benefits allocated to a separate account in a Code Section 419(e) welfare benefit fund maintained by the Employer. These amounts will not be subject to the present limitations of Code Section 415(c)(1)(B).
Notwithstanding any provisions of this Paragraph E to the contrary, except to the extent permitted under Article IV, Paragraph B, and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's accounts under the Plan for any Plan Year shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code (i.e., $49,000 for 2010), or (b) 100 percent of the Participant's Compensation, for purposes of Code Section 415. The compensation limit referred to in (b) shall not apply to (i) any contributions for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) and which are otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).
If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:
Number of months in the short limitation year /12

If the Plan is terminated as of a date other than the last day of the limitation year, the Plan is deemed to have been amended to change its limitation year and the maximum permissible amount shall be determined shall be prorated for the resulting short limitation year.
The limitation year is the Plan Year.

2.    Excess Annual Addition    . [Effective for limitation years beginning on or after July 1, 2007, if the annual additions (within the meaning of Code Section 415) are exceeded for any Participant, then this Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in

Revenue Procedure 2013-12 or any superseding guidance, including, but not limited to, the preamble of the final Code Section 415 regulations.
3.    Contributions and Benefit Limits    . For the purpose of this Paragraph E, the following rules shall control:
a.    The $40,000 maximum ($53,000 in 2015) shall be deemed adjusted for any Plan Year to conform to increases in the cost of living in accordance with regulations to be adopted by the Secretary of Treasury.
b.    All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.
c.    If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all employees of such employers shall be considered to be employed by a single employer.
F.    Forfeitures and Reinstatement of Forfeitures    . If a Participant terminates employment with the Employer, incurs an Event of Forfeiture, is thereafter reemployed, and has not incurred five consecutive One-Year Breaks in Service as of the Anniversary Date coinciding with or following the date of his reemployment, the forfeited dollar amount of his Accrued Benefit shall be reinstated as if that nonvested dollar amount of his Accrued Benefit had not been forfeited, and shall be 100% vested, provided the terminated Participant repays the vested dollar amount of his Accrued Benefit previously distributed to him, which was attributable to Employer contributions, back to the Plan Trustee to be credited to the Participant. Any required repayment shall be made in cash and shall be repaid to the Participant’s Participant-Directed Profit Sharing Account, and Employer Matching Contribution Account, as applicable. Any required repayment must occur before the earlier of (1) the date five years after the first date on which the Participant is subsequently re-employed by the Employer, or (2) the date the Participant would have incurred five consecutive One-Year Breaks in Service following the date of the distribution had he not been re-employed. Reinstatement of a Participant’s forfeited Accrued Benefit in accordance with this Paragraph F shall occur on the Anniversary Date coinciding with or following such Participant’s date of repayment by allocating the required amount to the Participant’s Participant-Directed Profit Sharing Account, and Employer Matching Contribution Account, as applicable, first, from forfeitures of Employer Matching Contributions occurring on such Anniversary Date, second, from Trust earnings allocated as of such Anniversary Date, and third, from extraordinary Employer contributions as required.
Forfeitures of amounts in Participants’ Participant-Directed Profit Sharing Accounts and Employer Matching Contribution Accounts shall be applied first to offset eligible Plan expenses in the Plan Year of the forfeiture or the Plan Year immediately following and then to reinstate any nonvested Accrued Benefits required to be reinstated for the Plan Year of the forfeiture or the Plan Year immediately following. Any remaining forfeitures shall be applied to reduce

Employer contributions due in the current Plan Year, or if none, to reduce Employer contributions due in the Plan Year following the Plan Year in which the forfeiture occurred.
ARTICLE VI
Nonforfeitable Accrued Benefit
A.    Allocations Not Vested    . Allocations to Participants in accordance with the provisions of Article V shall not vest any right or title to any part of the assets of the Trust.
B.    Vesting Period    . A Participant’s Employee Pre-Tax Contribution Account, Roth 401(k) Contribution Account, and Rollover Account, if applicable, shall be 100% vested at all times. A Participant’s Participant-Directed Profit Sharing Account, Transferred ESOP Cash Account, and Employer Stock Account shall vest in accordance with the following schedule:
Completion of 1 Year of Service        0%
Completion of 2 Years of Service        0%
Completion of 3 Years of Service        20%
Completion of 4 Years of Service        40%
Completion of 5 Years of Service        60%
Completion of 6 Years of Service        80%
Completion of 7 Years of Service        100%
Notwithstanding the foregoing, effective with respect to a Participant who completes at least one Hour of Service on or after January 1, 2007, such Participant’s Participant-Directed Profit Sharing Account, Transferred ESOP Cash Account, and Employer Stock Account shall vest in accordance with the following schedule:
Completion of 1 Year of Service         20%
Completion of 2 Years of Service         40%
Completion of 3 Years of Service         60%
Completion of 4 Years of Service         80%
Completion of 5 Years of Service        100%
A Participant’s Employer Matching Contribution Account shall vest in accordance with the following schedule:
Completion of 1 Year of Service        20%
Completion of 2 Years of Service        40%
Completion of 3 Years of Service        60%
Completion of 4 Years of Service        80%
Completion of 5 Years of Service        100%
In crediting Years of Service to determine a Participant’s nonforfeitable Accrued Benefit, the Committee shall apply the following rules using the Vesting Computation Period for purposes of determining Years of Service and One-Year Breaks in Service:
1.    Except as specifically hereinafter provided, all of an Employee’s Years of Service with the Employer both prior to becoming a Participant and thereafter shall be taken into account. Certain Employees’ Years of Service with certain predecessor employers and acquired entities have been taken into account, as provided in this Plan prior to the Effective Date.

2.    In the case of a Participant who terminates employment with the Employer and has no nonforfeitable right to an Accrued Benefit, the Employer shall not give credit for Years of Service occurring before a One-Year Break in Service if, on the date the Participant first completes an Hour of Service following the date of termination, the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more. Years of Service before the break shall not include Years of Service not required to be taken into account by reason of any other rule under this Paragraph B.
3.    The Employer shall give credit for Years of Service which are not disregarded under subparagraph 2 upon the Participant’s reemployment date, which shall be the date on which he completes one Hour of Service after his termination of employment.
4.    The nonforfeitable percentage of a Participant’s Accrued Benefit derived from Employer contributions made prior to five consecutive One-Year Breaks in Service shall be determined without regard to Years of Service occurring after such five consecutive One-Year Breaks in Service. Separate accounting shall be maintained for the pre-break Accrued Benefit.
Effective with respect to a Participant who is an active Employee on July 26, 2012, or who is rehired after such date and whose prior vesting credit cannot be disregarded, such Participant’s Transferred ESOP Cash Account and ESOP Stock Account that was transferred to such Participant’s Employer Stock Account shall be one hundred percent (100%) vested and nonforfeitable.
Notwithstanding the foregoing, effective with respect to a Participant who completes at least one Hour of Service on or after September 1, 2012, such Participant shall be one hundred percent (100%) vested in such Participant’s Employer Discretionary Matching Contribution Account. Effective January 1, 2013, a Participant’s Safe Harbor Employer Matching Contribution Account shall be one hundred percent (100%) vested at all times.
The Participant-Directed Profit Sharing Account of any Participant with such an account balance remaining in the Plan as of January 1, 2014, shall be 100% vested and nonforfeitable.

C.    Amendment to Vesting Computation Period or Vesting Schedule    . The Employer may amend the Plan to provide for a different Vesting Computation Period so long as the new Vesting Computation Period, as amended, begins prior to the last day of the preceding Vesting Computation Period. No Plan amendment shall reduce a Participant’s nonforfeitable Accrued Benefit. If the Plan vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if a different vesting schedule is applicable because a previously Top-Heavy Plan is no longer Top-Heavy, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable Accrued Benefit (accrued before and after the amendment) computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:
1.    Sixty (60) days after the amendment is adopted;

2.    Sixty (60) days after the amendment becomes effective; or
3.    Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Committee.
D.    Full Vesting    . Upon a Participant’s death while still employed by the Employer, disability while still employed by the Employer, or attainment of normal retirement age while still employed by the Employer, the full amount credited to the Participant’s Participant-Directed Profit Sharing Account and Employer Matching Contribution Account pursuant to Article V shall become fully vested and nonforfeitable.
In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service), such as full vesting upon death, provided under the Plan as if the Participant had resumed and then terminated employment on account of death.
E.    Participant’s Commencement of Excluded Employment    . In the event a Participant transfers to an employment category excluded under Article III, the following shall control:
1.    For purposes of determining the Participant’s right to, and the amount of an allocation of the Employer contribution, Hours of Service performed and Compensation received while the Participant was in a category excluded under Article III hereof shall not be counted.
2.    For purposes of determining the Participant’s nonforfeitable Accrued Benefit, Hours of Service performed while the Participant was in an excluded category shall be counted.
F.    Transfer of Participants    . The transfer of a Participant from the employ of one Employer co-sponsoring the Plan to another Employer co-sponsoring the Plan shall for no purpose constitute a termination of employment hereunder for vesting purposes, nor shall such Participant receive a distribution from this Plan until such time as he terminates employment with all such Employers. The respective Employers shall notify the Committee of the transfer of employment, and the Committee shall adjust its records accordingly. If an Active Participant shall transfer during a Plan Year, he shall receive an allocation of each of his Employer’s discretionary Profit Sharing contributions (if any) based upon his Compensation from each such Employer if he completes a total of at least 1,000 Hours of Service with Employers co-sponsoring the Plan during the Plan Year and is employed by an Employer sponsoring the Plan on the Anniversary Date.
ARTICLE VII
Distribution of Benefits
A.    Retirement Age and Options    . The normal retirement age shall be age 65 for all Participants, and each Participant or former Participant shall be entitled to retire the first day of the month coinciding with or following attainment of normal retirement age, which day shall be his Normal Retirement Date.

1.    Employment After Normal Retirement Age    . If a Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall, pursuant to the terms of this Plan, continue to share in any Employer discretionary Profit Sharing contributions and increases and decreases in value, including fees and expenses until actual retirement and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder.
a.    Election to Receive Benefits While Still Employed    . A Participant who has attained age 70½ may elect in writing to receive his Accrued Benefit prior to his actual retirement date in accordance with procedures established by the Committee; such a Participant shall continue to share in any Employer discretionary Profit Sharing contributions and increases and decreases in value, including fees and expenses, until actual retirement and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder.
b.    Required Receipt of Benefits    . The required beginning date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires except that benefit distributions to a more than five percent (5%) owner (as defined in Code Section 416) must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.
A participant is treated as a more than five percent (5%) owner for purposes of this section if such participant is a more than five percent (5%) owner as defined in Code Section 416 at any time during the Plan Year ending within the calendar year in which such owner attains age 70½.
A Participant to whom this subparagraph b. applies shall continue to share in any Employer discretionary Profit Sharing contributions, and increases and decreases in value, including fees and expenses, until actual retirement, and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder.
2.    Date of Retired Participant’s First Payment    . A Participant who retires hereunder on or after his or her Normal Retirement Date shall begin receiving his benefits as soon as is reasonably possible after his retirement date but no later than the date sixty (60) days after the close of the Plan Year in which the Participant retires on or after his or her Normal Retirement Date, unless he elects to defer payment (or whether he or she is deemed to have deferred payment) pursuant to subparagraph (3) below.
3.    Deferral of Benefits    . A Participant who retires hereunder or terminates employment with a nonforfeitable Accrued Benefit in excess of $1,000 shall not be required to receive a distribution without his written consent. The Participant may elect to defer the commencement of his Plan benefits to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 70½. Such a Participant must make this election in writing on a form provided by the Committee. Such election shall include the current amount of the Participant’s nonforfeitable Accrued Benefit and the date on which payment shall commence. The Participant may change such election prior to the commencement of his deferred benefits, provided payments commence no later than the date required above.

Failure of a Participant to consent to a distribution while a nonforfeitable Accrued Benefit in excess of $1,000 is immediately distributable shall be deemed an election to defer commencement of payment.
4.    Form of Payment    . A Participant who is eligible to receive benefits under this paragraph may elect in writing to receive a single payment equal to the Participant’s nonforfeitable Accrued Benefit valued as of the Valuation Date(s) coinciding with or immediately following the Plan’s receipt of the Participant’s distribution request.
With respect to a Participant who was receiving payments in installments from his ESOP stock account under the restrictions on payment in effect for the ESOP, such Participant may elect to stay on the installment payment schedule begun under the ESOP or to receive a single lump sum payment of the remainder of the Employer Stock Account.
5.    Reserved.
6.    Minimum Required Distribution Under Final Regulations.
With respect to minimum required distributions made on or after the Effective Date as defined in Paragraph 6.a.i below, the following provisions shall apply:
a.    General Rules.
i.    Effective Date. The provisions of this Article VII, Paragraph A.6 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
ii.     Precedence. The requirements of this Article VII, Paragraph A.6 will take precedence over any inconsistent provisions of the Plan as to the required minimum amount payable, provided that any provision of the Plan requiring faster payment or greater payments will remain in effect.
iii.     Requirements of Treasury Regulations Incorporated. All distributions required under this Article VII, Paragraph A.6 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).
iv.    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article VII, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
b.    Time and Manner of Distribution.
i.    Required Beginning Date. The Participant’s nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, as defined in subparagraph e.v. below.
ii.    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, no later than as follows:

A.    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70‑1/2, if later, unless subparagraph iii. below applies.
B.    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, unless subparagraph iii. below applies.
C.    If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire nonforfeitable Accrued Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
D.    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph ii, other than subparagraph ii.A, will apply as if the surviving spouse were the Participant.
For purposes of this subparagraph ii. and Article VII, Paragraph A.6.d, unless subparagraph ii.D. above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph ii.D. above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph ii.A. above. If the Plan permits an annuity contract as a form of payment and distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph ii.A), the date distributions are considered to begin is the date distributions actually commence.
iii.    Five-Year Rule. If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified above in subparagraph b.ii., as long as the Participant’s entire nonforfeitable Accrued Benefit will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death (“five-year rule”). If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.
Beneficiaries may elect on an individual basis whether the foregoing 5-year rule or the life expectancy rule specified in subparagraph b.ii above and subparagraph d.ii below applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of (a) December 31 of the calendar year in which distribution would be required to begin under subparagraph b.ii, or (b) December 31 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If the beneficiary does not make an election under this Paragraph, distributions will be made in accordance with the five-year rule.
A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.
iv.    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, then for each distribution calendar year distributions will be made in accordance with Paragraphs A.6.c and A.6.d of this Article VII. If the Plan permits an annuity contract as a form of payment and the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
c.    Required Minimum Distributions During Participant’s Lifetime.
i.    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
A.    the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 Q&A-2 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
B.    if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
ii.    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Article VII, Paragraph A.6.c. beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
d.    Required Minimum Distributions After Participant’s Death.
i.    Death On or After Date Distributions Begin.
A.    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

1.    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
2.    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
3.    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
B.    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s entire nonforfeitable Accrued Benefit by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
ii.    Death Before Date Distributions Begin.
A.    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Article VII, Paragraph A.6.d.i above.
B.    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire nonforfeitable Accrued Benefit will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
C.    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Article VII, Paragraph A.6.b.ii.A above, this Article VII, Paragraph A.6.d.ii will apply as if the surviving spouse were the Participant.
e.    Definitions.

i.    Designated beneficiary. The individual who is designated as the beneficiary under Article VII, Paragraph B of the Plan (including any individual who is a default beneficiary identified under Article VII, Paragraph B of the Plan), and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury regulations.
ii.    Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Article VII, Paragraph A.6.b.ii. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
iii.    Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury regulations.
iv.    Participant’s nonforfeitable Accrued Benefit. The Participant’s nonforfeitable Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the nonforfeitable Accrued Benefit as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The nonforfeitable Accrued Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
v.    Required Beginning Date. The date specified in Article VII, Paragraph A.1.b. of the Plan.
B.    Death    . Each Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Committee. The beneficiary of a married Participant shall be his Spouse, unless the Spouse consents in writing to the designation of another specific beneficiary and acknowledges the effect of the consent. The consent shall be witnessed by a notary public or a Plan representative. Such designation shall be filed with the Committee and may be changed by the Participant from time to time by filing a new designation in writing (together with the Spouse’s consent where required). The designation last filed with the Committee shall control.
If any Participant shall fail to designate a beneficiary or if the person or persons designated predecease the Participant and there is no designated successor, the Participant’s beneficiary shall be the following in the order named:
a.    Surviving Spouse at date of death,
b.    Then living issue, per stirpes (lawful issue and adopted),

c.    Then living parents, in equal shares,
d.    Brothers and sisters, in equal shares, provided that if any brother or sister is not then living, his or her share shall be distributed to his or her then living issue, per stirpes, and
e.    Estate of the Participant.
1.    Death Prior to Commencement of Benefits    . A Participant’s beneficiary shall receive the Participant’s nonforfeitable Accrued Benefit in the form of a single lump sum payment. Such payment shall be valued as of the Valuation Date coinciding with or following the Plan’s receipt of the beneficiary’s distribution request, subject to the following rules:
a.    A beneficiary may elect to have payments commence a reasonable time after the Participant’s death.
b.    All payments to the beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, except that such payments may extend beyond that five-year period if the Participant designated a beneficiary who is the Participant’s Spouse, and that beneficiary elects to have payments commence not later than the later of (a) December 31 of the calendar year in which the Participant would have attained age 70½ or (b) December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs.
The beneficiary’s election of a Plan distribution shall be in writing on a form furnished by the Committee. If the beneficiary is the Participant’s Spouse and the Spouse elects to postpone payment of the Participant’s Accrued Benefit, the Spouse shall designate a beneficiary or beneficiaries in accordance with the provisions of this Paragraph B as if the Spouse was the Participant. If such Spouse dies before payments commence hereunder, the provisions of this Paragraph B shall be applied as if the Spouse was the Participant.
If the Participant’s beneficiary fails to make a written election of a Plan distribution before December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, and the Participant did not designate his Spouse as beneficiary, the Committee shall direct the Trustee to pay the benefit in a single sum to the Participant’s beneficiary not later than such December 31. If the Participant’s Spouse as designated beneficiary fails to make a written election of a Plan distribution before the later of (i) December 31 after the Participant would have attained age 70½ or (ii) December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs, the Committee shall direct the Trustee to distribute the Participant’s Accrued Benefit in a single sum on or before the later of December 31 of the calendar year in which the Participant would have attained age 70½ or December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs.
Notwithstanding any provision of this Plan to the contrary, in the event that a distribution is required to be made to a beneficiary by December 31 of a Plan Year and has not already been made, such required distribution shall be valued as of the Valuation Date coinciding with or preceding the distribution.
Payments shall be in the form described in Paragraph A(4) of this Article.

Notwithstanding any provision of this Plan to the contrary, a Participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 required minimum distributions”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 required minimum distributions or (2) one or more payments in a series of substantially equal distributions (that include the 2009 required minimum distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 required minimum distributions”), will not receive those distributions for 2009 unless the participant or beneficiary chooses to receive such distributions. Participants and beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In the event that a Beneficiary waives such a distribution and the five-year rule set forth in Code Section 401(a)(9)(B)(ii) applies to such Beneficiary, the five-year period shall be determined without regarding to the Plan Year the distribution is waived.
C.    Disability    . Disability means that a Participant, by reason of mental or physical disability, is incapable of performing the duties of his customary position with the Employer for an indefinite period which, in the opinion of the Committee, is expected to be of a long continual duration. In the event of disability, said Participant’s Accrued Benefit shall be distributed to him if he so elects in the same manner as if he had attained full retirement age as provided in Paragraph A above. Such benefit shall be valued as of the Valuation Date(s) coinciding with or following the Plan’s receipt of a disabled Participant’s distribution election form. Disability shall be established to the satisfaction of the Committee. If the Participant shall disagree with the Committee’s findings, disability shall be established by the certificate of a physician, selected by the Participant and approved by the Committee, or if the physician selected by the Participant shall not be approved by the Committee, then by a majority of three physicians, one selected by the Participant (or his Spouse, child, parent, or legal representative in the event of his inability to select a physician), one by the Committee, and the third by the two physicians selected by the Participant and the Committee.
D.    Termination of Employment    . In the event a Participant voluntarily or involuntarily terminates employment with a nonforfeitable Accrued Benefit of $1,000 or less, the Participant shall be paid such nonforfeitable Accrued Benefit in a single cash payment valued as of the Valuation Date(s) coinciding with or immediately following his termination of employment, with such payment made as soon as reasonably possible after such Valuation Date(s). If such a Participant's nonforfeitable Accrued Benefit exceeds $1,000, such benefit shall be paid in a single sum subject to the terms of Paragraph A.4 of this Article at such time as the Participant elects to commence distribution of his vested Accrued Benefit, but in no event shall such benefit be paid later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2 as provided in Paragraph A.3 of this Article.
If the Participant’s nonforfeitable Accrued Benefit exceeds $1,000 at the time it first becomes available for distribution, such benefit shall be paid as provided in Paragraph A(4) of this Article within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant consents to an earlier distribution or elects to defer payments as provided in Paragraph A(3) of this Article.

If, at the time a Participant terminates employment, the Participant has completed 1,000 Hours of Service in the Plan Year, the vesting percentage used to compute his distribution shall reflect an additional Year of Service.
The Committee shall file such reports with the Secretary of Labor and Treasury and provide such information to a terminated Plan Participant as is required by law and regulations.
Anything in this Article VII, Paragraph D to the contrary notwithstanding, the forfeitable portion of a Participant’s account shall be subject to the forfeiture provisions of Article V, Paragraph F.
In the event the distribution to a terminated Participant is less than his Accrued Benefit, the Committee shall transfer the remainder of the terminated Employee’s Accrued Benefit to a separate account which shall be known as the “Termination Account.” At any relevant time prior to the event of forfeiture, the Participant’s vested portion of his Termination Account shall not be less than an amount (“X”) determined by the following formula:
X = P (AB + (R x D)) - (R x D)
For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Termination Account balance at the relevant time; R is the ratio of the account balance at the relevant time to the account balance after distribution; and D is the amount distributed when the Employee terminated employment.
E.    Time of First Payment    . Upon death, attainment of normal retirement age by a Participant who has separated from service with the Employer, termination of employment with a vested Accrued Benefit of $1,000 or less, or receipt by the Committee of a disabled Participant’s election to receive disability benefits, distribution of the affected Participant’s nonforfeitable Accrued Benefit Participant shall commence as soon as is reasonably possible following the Valuation Date(s) coinciding with or immediately following the date such aforementioned event occurs. In no event shall distribution commence later than sixty (60) days following the Plan Year in which such aforementioned event occurs, provided, that if a Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of Paragraph A(3) or B of this Article VII and such an election is made, the Participant’s vested Accrued Benefit shall commence as soon as reasonably possible following the Valuation Date coinciding with or following the Plan’s receipt of the Participant’s or beneficiary’s distribution request. All distributions required under this Plan shall be determined and made in accordance with the regulations under Income Tax Regulations 1.401(a)(9)-2 through 1.401(a)(9)-9 and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).
F.    Distribution of Allocation Attributable to Last Year of Participation    . The amount, if any, allocated to the Participant’s Accounts for the Plan Year in which an event described in Paragraph E occurs shall be paid no later than sixty days after the end of such Plan Year, unless the Participant or beneficiary elects to defer the commencement of benefits in accordance with Paragraph A(3) or B of this Article VII, or fails to consent to the distribution as required by this Article.

G.    Facility of Payment    . Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.
In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Committee.
To the extent permitted by law, any payment made under the provisions of this Paragraph G shall be a complete discharge of liability under the Plan.
H.    No Reduction in Benefits by Reason of Increase in Social Security Benefits    . Notwithstanding any other provision of the Plan, in the case of a Participant who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the Employer and who has a nonforfeitable Accrued Benefit, such benefits will not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act.
I.    In-Plan Roth Transfers      Effective January 1, 2016, or such date thereafter on which the Plan Administrator implements this provision, this Plan permits a Participant to make an election to transfer all or a portion of his or her vested and nonforfeitable Plan Accounts (other than amounts held in a Roth 401(k) Contribution Account) to an In-Plan Roth Transfer Account held on behalf of the Participant, in accordance with Code Section 402A(c)(4)(E) and the Treasury Regulations promulgated thereunder. Such transfer shall be known as an In-Plan Roth Transfer and shall be permitted whether or not the Participant is eligible to take a distribution from the Plan as of the date of the transfer. Such transfer shall be treated as a taxable distribution which was rolled over into this Plan as an In-Plan Roth Transfer.

In-Plan Roth Transfers shall remain subject to the respective distribution restrictions that were applicable prior to the In-Plan Roth Transfer. To the extent necessary, the Plan shall establish subaccounts for transfers of different types of contributions within the In-Plan Roth Transfer Account to account for any different distribution restrictions.

The Committee will maintain such records as are necessary for the proper reporting of In-Plan Roth Transfers and will administer the In-Plan Roth Transfer Accounts in accordance with the Code, IRS guidance and Plan provision.

The Committee shall have the authority to determine whether In-Plan Roth Transfers may include a Plan loan, provided that, if permitted and if a Participant elects an In-Plan Roth Transfer that includes a Plan loan, (1) there will be no change in the loan's repayment schedule, (2) the loan will not be treated as a new loan, and (3) the loan will be subject to the Plan’s loan rules and the Plan’s loan policy.

For purposes of determining eligibility for In-Plan Roth Transfers, the Plan will treat a Participant's surviving Spouse or alternate payee Spouse or former Spouse as a Participant. A non-spouse beneficiary may not make In-Plan Roth Transfers.

ARTICLE VIII
Provision Against Anticipation
A.    No Alienation of Benefits    . Until distribution pursuant to the terms hereof and except as hereinafter provided in this Article VIII, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, proceeds, or avails of the funds set aside for him under the terms of this Plan, and no such benefits, proceeds, or avails shall be subject to seizure by any creditor of the eligible Employee under any writ or proceedings at law or in equity.
B.    Qualified Domestic Relations Orders    . Notwithstanding any other Plan provision, the following procedures shall apply when any domestic relations order (entered on or after January 1, 1985) is received by the Plan with respect to a Participant. The Committee may delegate its authority under this Paragraph B to a third party.
1.    The Committee shall promptly notify the Participant, and (a) each person named in the order as entitled to payment of Plan benefits, and (b) any other person entitled to any portion of the Participant’s Plan benefits (persons referred to in (a) and (b) are hereafter alternate payees) of the receipt of such order and of the Committee’s procedures for determining the qualified status of the order. The Committee shall permit each alternate payee to designate a representative for receipt of copies of notices.
2.    Immediately upon receipt of such order, the Committee shall direct the Trustee to segregate in a separate account the amounts which are in pay status and which are payable to the alternate payee under the order.
3.    The Committee shall meet promptly after receipt of the order and determine whether the order is a Qualified Domestic Relations Order. The Committee shall promptly notify the Participant and each alternate payee of its decision. A Qualified Domestic Relations Order is any judgment, decree or order (including approval of a property settlement agreement) that:

a.    Relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;
b.    Is made pursuant to a State domestic relations law (including a community property law);
c.    Creates or recognizes the existence of an alternate payee’s right to receive all or a portion of a Participant’s Plan benefits;
d.    Clearly specifies (i) the name and last known mailing address, if any, of the Participant, and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the plan to which the order applies;
e.    Does not require the Plan to provide any form of benefit not otherwise provided by the Plan or any increased benefits, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.
4.    The Committee’s decision shall be final unless the Participant or an alternate payee gives written notice of appeal within 60 days after receipt of the Committee’s decision.
5.    If within 18 months an order is finally determined to be a Qualified Domestic Relations Order, the segregated amounts plus interest (if any) shall be paid to the persons entitled thereto, and thereafter the alternate payee shall receive payments pursuant to the terms of the order. Amounts subject to the order which are not in pay status shall be transferred to a separate account in the name of the alternate payee and thereafter held for such payee’s benefit pursuant to the terms of the order. If within 18 months the order is determined not to be a Qualified Domestic Relations Order, or if the issue has not been finally determined, the Committee shall pay the segregated amounts to the person who would have been entitled thereto if there had been no order. Any determination that an order is qualified after the close of the 18 month period shall be applied prospectively only.
6.    The Committee’s procedures shall generally conform to the Plan’s claims procedures.
7.    Notwithstanding any provisions of this Plan to the contrary, an alternate payee pursuant to a Qualified Domestic Relations Order shall be entitled to elect to receive a distribution from the Plan following the date such order is determined by the Committee to be a Qualified Domestic Relations Order and as specified in such Order. Provided, however, that for purposes of such a distribution, the amount distributed shall be valued as of the Valuation Date(s) coinciding with or immediately following the Plan’s receipt of the alternate payee’s distribution request, with payment or payment commencing as soon as reasonably possible after such Valuation Date(s). Payments made pursuant to this paragraph shall not be treated as a violation of the requirements of subsections (a) and (k) of Section 401 or Section 409(d) of the Code.

8.    Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a qualified domestic relations order solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order or solely because of the time at which the order is issued.
C.    Assignment of Benefits    . A Participant receiving benefits under the Plan may voluntarily make a revocable assignment not to exceed 10% of any benefit payment so long as the assignment or alienation is not made for purposes of defraying Plan administration costs.
ARTICLE IX
Loans to Participants
A Participant may obtain a loan, first, from his Rollover Account, second, from his Employee Pre-Tax Contribution Account, third, from his Roth 401(k) Contribution Account, fourth from his vested Employer Matching Contribution Account, and fifth, from his vested Participant-Directed Profit Sharing Account, under the Plan, in accordance with the terms of the written Participant loan program established by the Committee, the terms and conditions of which are included in the Summary Plan Description and incorporated herein by reference. No loan shall be made which does not meet the following requirements:
A.    A Participant shall apply for a loan in writing on a form providing such information as the Committee shall require.
B.    The total amount of the loan, together with the outstanding balance of all other Plan loans to the Participant, shall not exceed the lesser of (1) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date on which such loan was made, or (2) one-half of the present value of the Participant’s nonforfeitable Accrued Benefit under this Plan, excluding the Employer Stock Account.
C.    Each loan shall bear interest at a commercially reasonable rate as determined by the Committee. In determining the interest rate, the Committee shall consider interest rates being charged by local financial institutions for similar loans with similar collateral.
D.    Each loan shall have a definite maturity date and shall be repayable in level installment payments not less frequently than quarterly, except that during an Employer-approved leave of absence, a Participant may postpone loan payments. The term for repayment shall not exceed five years unless the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the applicant. In that case, the Committee will determine the term for repayment of such a loan, which shall not exceed the term normally available through financial institutions offering such loans in similar amounts with similar collateral.
E.    Interest paid on the loan shall accrue to the account of the Participant. All loans outstanding to a Participant shall be secured by not more than 50% of the Participant’s nonforfeitable Accrued Benefit with the determination being made as of the date of the loan approval. The Participant’s loan payments shall be reallocated among the Plan investment funds in accordance with the Participant’s most recent investment directions made pursuant to Article XI of the Plan.
F.    Loans shall be available to all Participants on a reasonably equivalent basis. Credit-worthiness may be considered.
G.    Loans shall not be made available to Plan Participants who are Highly Compensated Employees (as defined in Section 414(q)) in amounts greater than the amount made available to other Plan Participants based upon a uniform percentage of nonforfeitable Accrued Benefits.
H.    If an event occurs which results in a distribution (other than an in-service distribution) to any Participant or former Participant or to a beneficiary and a loan to such Participant is outstanding, the unpaid balance of the principal and interest shall be deducted from the amount of the distribution. A Participant may prepay his loan in full at any time without penalty.
I.    Loan payments shall be suspended under this Plan as permitted under Code Section 414(u)(4).
J.    The minimum loan that may be made to a Participant is $1,000.
K.    Administrative expenses associated with a Participant’s loan shall be paid directly by the Participant or charged to the Participant’s Employee Pre-Tax Contribution Account.
ARTICLE X
Administrative Committee - Named
Fiduciary and Administrator
A.    Appointment of Committee    . The Board of Directors of HomeStreet, Inc. shall appoint an Administrative Committee of not fewer than three (3) persons (herein referred to as the “Committee”). The Committee shall perform administrative duties set forth in part hereinafter and serve for such terms as the Board of Directors may designate or until a successor has been appointed or until removal by the Board of Directors. The Board of Directors shall advise the Trustee in writing of the names of the members of the Committee and any changes thereafter made in the membership of the Committee. Vacancies due to resignation, death, removal, or other causes shall be filled by the Board of Directors. Members shall serve without compensation for service. All reasonable expenses of the Committee shall be paid by the Employer. The number of Committee members may be changed by the Board of Directors of HomeStreet, Inc. at any time.
B.    Committee Action    . The Committee shall choose a secretary who shall keep minutes of the Committee’s proceedings and all data, records, and documents pertaining to the Committee’s administration of the Plan. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.
C.    Rights and Duties    . The Committee shall be the Plan administrator and named fiduciary of the Plan and shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Committee shall include but shall not be limited to the following:
1.    Determining all questions relating to the eligibility of Employees to participate;
2.    Computing and certifying to the Trustee the amount and kind of benefit payable to Participants, Spouses and beneficiaries;
3.    Authorizing all disbursements by the Trustee from the Trust;
4.    Establishing and reducing to writing and distributing to any Participant or beneficiary a claims procedure, and administering that procedure including the processing and determination of all appeals thereunder;
5.    Maintaining all necessary records for the administration of the Plan other than those which the Trustee has specifically agreed to maintain pursuant to this Plan and Trust Agreement; and
6.    Interpretation of the provisions of the Plan and publication of such rules for the regulation of the Plan as in the Committee’s sole, absolute and uncontrolled discretion are deemed necessary and advisable and which are not inconsistent with the terms of the Plan or ERISA.
D.    Investments    . With respect to the Employee Pre-Tax Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts held in the Fund, the Committee shall have the responsibility and authority to direct the Trustee and shall be the named fiduciary with respect to the management and control of the assets of the Plan in selecting the investment funds to be offered to Plan Participants and in monitoring the investment performance of those funds, subject to the provisions of Paragraph F of this Article X.
E.    Information - Reporting and Disclosure    . To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their continuous regular employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Committee may require, and the Committee shall furnish the Trustee such information as may be pertinent to the Trustee’s administration of the Plan. The Committee as Plan Administrator shall have the responsibility of complying with the reporting and disclosure requirements of ERISA to the extent applicable.
F.    Standard of Care Imposed Upon the Committee    . The Committee shall discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (3) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (4) in accordance with the Plan provisions. Provided, however, that the Committee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant’s exercise of control over all or part of the investment of his Employee Pre-Tax Contribution Account, Participant-Directed Profit Sharing Account, Employer Matching Contribution Account, and Rollover Account. Where a Participant is directing the investment of all or part of such Accounts, the Committee shall have no responsibility to maintain diversification of the self-directed portion of such Accounts.
G.    Allocation and Delegation of Responsibility    . The Committee may by written rule promulgated under Paragraph C above allocate fiduciary responsibilities among Committee members and may delegate to persons other than Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.
The Committee has delegated to corporate management the authority to implement administrative procedures wherever the Plan provides the Committee with the authority to adopt or establish rules, procedures, or time limits.
In the event that a responsibility is allocated to a Committee member, no other Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a responsibility is delegated to a person other than a Committee member, the Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.
H.    Bonding    . Where required by law, each fiduciary of the Plan and every person handling Plan funds shall be bonded. It shall be the obligation of the Committee to assure compliance with applicable bonding requirements. The Trustee shall not be responsible for assuring compliance with the bonding requirements.
I.    Claims Procedure    . As required by Paragraph C, the Committee shall establish a claims procedure which shall be reduced to writing and provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied. The procedure shall provide for adequate notice in writing to any such Participant or beneficiary and the notice shall set forth the specific reasons for denial of benefits written in a manner calculated to be understood by the Participant or beneficiary. The procedure shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review by the Committee of the decision denying the claim. The Trustee shall have no responsibility for establishing such a procedure or assuring that it is carried out.
J.    Funding Policy    . The Committee shall be responsible for establishing and carrying out a funding policy for the Employer’s Plan. In establishing such a policy, the short-

term and long-term liquidity needs of the Plan shall be determined to the extent possible by considering among other factors the anticipated retirement date of Participants, turnover and contributions to be made by the Employer. The funding policy and method so established shall be communicated to the Trustee.
K.    Indemnification    . The Employer does hereby indemnify and hold harmless each Committee member from any loss, claim, or suit arising out of the performance of obligations imposed hereunder and not arising from said Committee member’s willful neglect or misconduct or gross negligence.
L.    Compensation, Expenses    . The Committee members shall serve without compensation for services under this Plan. All reasonable expenses of Plan administration shall be paid by the Trust to the extent that the Employer does not elect to pay in accordance with applicable law. Such expenses shall include any expenses incident to the functioning of the Committee, including but not limited to accountants, actuary, counsel, and other specialists, and other costs of administering this Plan. Provided, however, that the investment fees relating to the acquisition and disposition of Trust investments shall be a charge against and paid from the appropriate Plan Participants’ accounts. Provided, further, that reasonable administrative fees related to a Participant loan may be charged to that Participant’s Plan accounts. Provided, that reasonable fees may be charged to Participants’ Plan accounts in accordance with applicable law. The Employer hereby adopts the principles in DOL Field Assistance Bulletin 2003-03, allowing this Plan to charge reasonable costs to the account of any former Employee who remains a Participant in this Plan after termination of employment with the Employer. This Plan, on a reasonable and consistent basis, shall apply either a “pro rata” or “per capita” method of allocating such costs and fees in accordance with DOL guidance under Field Assistance Bulletin 2003-03, and shall document its decisions in this Plan’s internal records and statements.
ARTICLE XI
Investment of Trust Funds
A.    . Investment of Employee Pre-Tax Contribution Accounts, Roth 401(k) Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts. For investment purposes, each Participant shall have the right to allocate contributions made to his Employee Pre-Tax Contribution Account, Roth 401(k) Contribution Account, Participant-Directed Profit Sharing Account, Employer Matching Contribution Account, Employer Stock Account, and Rollover Account, if any, among Plan investment Funds selected by the Committee, in accordance with rules adopted by the Committee and uniformly applied. The Employer Stock Account includes stock transferred from the ESOP as well as additional investments directed by the Participant. The Stock Rollover Account, a subaccount of the Rollover Account defined in Article XVIII, similarly includes Employer Stock rolled over from an Acquired Company’s Plan. Ownership of Employer Stock is subject to a limitation equal to ten percent (10%) of an employee’s total account balance. If a Participant owns more than ten percent (10%) after Employer Stock is transferred from the Employer Stock Ownership Plan to the Employer Stock Account or rolled over from the Acquired Company’s Plan to the Stock Rollover Account, such Participant may sell, but not purchase, Employer Stock until such Participant’s Employer Stock percentage is reduced below ten percent (10%). Purchases and sales of Employer Stock shall be subject to such restrictions as to volume and time of sale as are necessary to avoid influencing the market for such common stock under the Securities Exchange Act of 1934, insider training, and other securities laws. A Participant may transfer amounts in such Accounts from one investment Fund to another in such increments and at such times as shall be provided by rules adopted by the Committee and uniformly applied. With respect to the assets in such Accounts of Participants who do not allocate contributions on their behalf among those Plan investment Funds, such assets shall be invested in the Plan investment Fund(s) selected by the Committee.
Without limiting the generality of the foregoing, the Trustee in following a Participant’s instructions in accordance with the terms of this Plan or in following the Committee’s instructions as to a Participant who does not elect among the available Plan investment Funds, shall invest and reinvest the principal and income of the Fund in common investment funds (the terms of which are incorporated herein by reference); real estate; government, municipal or corporation bonds, debentures or notes; common and preferred stocks; interests in investment companies, whether so-called “open-end mutual funds” or “closed‑end mutual funds”; or any other form of property, whether real, personal or mixed, including life insurance policies on key employees of the Employer for the benefit of the Trust; provided, that the Trustee shall not invest in common or preferred stock, bonds, debentures or convertibles issued by the Employer. The Committee and the Trustee shall not be liable for any loss or any breach of fiduciary responsibility which results from a Participant’s exercise of control over all or part of his Employee Pre-Tax Contribution Account, Roth 401(k) Contribution Account, Participant-Directed Profit Sharing Account, Employer Matching Contribution Account, Employer Stock Account, and Rollover Account, if any.
B.    Standard of Care Imposed Upon Trustee    . The Trustee shall discharge its investment responsibilities hereunder solely in the interests of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries, and defraying reasonable expenses of administering the Plan; (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) in accordance with the terms of this Plan and the Trust Agreement.
The Trustee shall hold the assets of the Trust in accordance with Department of Labor Regulation Section 2550.403(a)-1(b).
C.    Diversification Requirements for Publicly Traded Stock . The following diversification requirements will apply to Employer Stock held in a Participant’s Account.
1.    If any portion of Employee Pre-Tax Contributions, Employer Matching Contributions, stock transferred from the ESOP, or Rollovers are allowed to be invested in Employer Stock, then the applicable Participant, Beneficiary, or Alternate Payee (“Applicable Individual”) may elect to divest such Employer Stock and reinvest an equivalent amount in other investment options meeting the requirements of paragraph (2) below.

2.    The Applicable Individual may direct the proceeds from the divestment of Employer Stock to not less than three (3) investment options, other than Employer Stock. Each such investment option must be diversified and have materially different risk and return characteristics subject to the following:
a.    The Plan shall not be treated as failing to meet the requirements of this paragraph merely because the Plan Administrator limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly.

b.    The Plan shall not meet the requirements of this paragraph if the Plan Administrator imposes restrictions or conditions with respect to the investment of Employer Stock, which are not imposed on the investment of other assets of the Plan.

c.    A condition or restriction with respect to Employer Stock means:
(i)    A restriction on the Applicable Individual’s right to divest an investment in Employer Stock that is not imposed on an investment that is not Employer Stock; or
(ii)    A benefit conditioned on investment in Employer Stock.
The Plan may not either directly or indirectly impose a restriction of an Applicable Individual’s right to divest in Employer Stock. This subparagraph shall not apply to any restrictions or conditions imposed by reason of the application of securities laws.

d.    The Plan does not violate the restrictions provisions of this paragraph because it imposes the following indirect restrictions or conditions:
(i)    A Plan is permitted to limit the extent to which an Applicable Individual’s Account Balance can be invested in Employer Stock, provided the limitation applies without regard to a prior exercise of rights to divest Employer Stock.
(ii)    A Plan is permitted to impose reasonable restrictions on the timing and number of investment elections that an Applicable Individual can make to invest in Employer Stock, provided that the restrictions are designed to limit short-term trading in the Employer Stock.
(iii)     A Plan is permitted to allow transfers to be made into or out of a stable value of similar fund more frequently than a fund invested in Employer Stock.
(iv)    A Plan is permitted to provide for transfers out of a Qualified Default Investment Arrangement (“QDIA”) within the meaning in DOL Regulations Section 2550.404c-5(e) more frequently than a fund invested in Employer Stock.
(v)    A Plan is permitted to prohibit any further investment in Employer Stock. A Plan is not treated as imposing an indirect restriction merely because it provides that an Applicable Individual that divests an investment in Employer Stock is not permitted to reinvest in Employer Stock. For this purpose, a Plan does not provide for further investment in Employer Stock merely because dividends paid on Employer stock under the Plan are reinvested in Employer Stock.

3.     Consistent with Section 1.401(a)(35)-1(e)(2)(iii)(A), the Plan is permitted to restrict the application of the diversification requirements of Section 401(a)(35) for up to 90 days after the Plan becomes an applicable defined contribution plan.

4.    A notice which complies with ERISA Section 101(m) must be provided to Applicable Individuals no later than thirty (30) days before the first date on which the Applicable Individuals are eligible to exercise their diversification rights.

ARTICLE XII
Mergers and Consolidations
In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to receive a benefit immediately after such a merger, consolidation or transfer, which is equal to the benefit he would have been entitled to immediately before if the Plan had been terminated.
ARTICLE XIII
Amendment and Termination of the Plan and Trust
A.    Right to Amend and Terminate    . HomeStreet, Inc. represents that the Plan is intended to be a continuing and permanent program for Participants, but reserves the right to terminate the Plan or Trust Agreement at any time. The Board of Directors of HomeStreet, Inc. may modify, alter, or amend this Plan or the Trust Agreement in whole or in part, provided that no such modification, alteration, or amendment shall enlarge the duties or liabilities of the Trustee without its consent, nor reduce the Participant’s Accrued Benefit hereunder, except to the extent permitted by Code Section 412(d)(2). For purposes of this Article, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing the Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.
Subject to the provisions set forth above, the Board delegates to the Committee the right to make amendments to the Plan that are administrative in nature.  An amendment will be considered an administrative amendment properly within the delegated authority of the Committee if the amendment is required by a change in the law, or is of an administrative nature which does not make major Plan design changes, affect Plan eligibility, or change the benefit or contribution formulas.  Any such amendment shall be effective as of the date established by the Committee.

B.    No Revesting    . No termination, modification, alteration, or amendment shall have the effect of revesting in the Employer any part of the principal or income of the Trust, except as otherwise permitted by the Plan.

C.    Exclusive Benefit of Employees    . At no time during the existence of this Plan or at its termination may any part of the Trust corpus or income be used for or directed to purposes other than for the exclusive benefit of the Participants hereof or their beneficiaries.
D.    Termination    .
1.    This Plan shall terminate upon the occurrence of any of the following:
a.    Written notice of HomeStreet, Inc. to the Trustee;
b.    Complete discontinuance of contributions by all of the co-sponsoring Employers;
c.    The dissolution or merger of HomeStreet, Inc. unless a successor to the business agrees to continue the Plan and Trust by executing an appropriate agreement, in which event such successor shall succeed to all the rights, powers and duties of the Employer.
2.    In the event that HomeStreet, Inc. is taken over by a successor who agrees to continue the Plan, the employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.
3.    Notwithstanding any provision hereof to the contrary, upon termination or partial termination of the Plan, or upon complete discontinuance of contributions to the Plan, all affected Participants’ Accounts, and all unallocated units, shares, or amounts shall fully vest and become nonforfeitable. All unallocated assets of the Trust shall be allocated to the Accounts of all Participants as of the next Valuation Date (or if the Plan is being terminated immediately, then on the date of such Plan termination as if it were the next Valuation Date) in accordance with the provisions of the Plan hereof; and shall be applied for the benefit of each such Participant either by a lump-sum distribution, or by the continuance of the Trust and the payments of benefits thereunder in the manner provided in the Plan. The Trustee, in consultation with the Committee, shall decide whether a partial termination of the Plan has occurred.
After the Plan's initial qualification by the Internal Revenue Service, there will be no reversion of assets to the Employer under any circumstances. All Participants shall be treated in a manner consistent with the terms of this Plan and provisions of the Code and applicable regulations, as may be amended from time to time.
A Participant shall not receive his Employee Pre-Tax Contribution Account and/or Roth 401(k) Contribution Account, and any income thereon, on account of Plan termination unless the Plan termination occurs without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan).
ARTICLE XIV
Top Heavy Plans Defined and Other Definitions
A.    Top Heavy Plan    . This Plan is Top Heavy and subject to the requirements of this Article and Article XV if for a Plan Year, as of the Determination Date, the Accrued Benefits of Key Employees in this Plan aggregated with the Accrued Benefits of Key Employees in all qualified plans maintained by the Employer and each member of the Controlled Group exceed 60% of the Accrued Benefits of all employees (excluding Non-Key Employees who were Key Employees in a prior plan year) in all qualified plans maintained by the Employer and all members of the Controlled Group which are in the Required Aggregation Group (the Top Heavy Test). Provided, the foregoing shall not apply and this Plan shall not be Top Heavy if this Plan is Permissively Aggregated and as a result the Top Heavy Test results in a percentage of 60% or less.
B.    Additional Definitions for Use in this Article and Article XV    .
1.    Accrued Benefits    . Accrued Benefits means:
a.    for each defined contribution plan, the Employee’s account balances as of the Valuation Date coinciding with the Determination Date, adjusted for contributions required to be made under Code Section 412, and to be allocated as of a date not later than the Determination Date, although not yet contributed and
i.    Effective for Plan Years beginning after December 31, 2001 increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date.
ii.    The preceding shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period” and
iii.     The Accrued Benefits of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.
b.    for each defined benefit plan, the present value as of the Valuation Date coinciding with the Determination Date of the employee’s accrued benefits determined under (i) the method, if any that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
In computing a. and b., all benefits attributable to Employer Contributions and all benefits attributable to Employee contributions (excluding deductible Employee contributions, if any) are to be taken into consideration. All such benefits of individuals who have not performed services for the Employer or a member of the Controlled Group maintaining this Plan any time during the one-year period ending on the Determination Date are not taken into consideration. All distributions made in the Plan Year including the Determination Date are to be added back, including distributions from a terminated plan of a member of the Controlled Group, and excluding amounts which were rolled over or transferred to a plan of a member of the Controlled Group under circumstances which require such amounts to be considered part of the accrued benefit under the recipient plan. Rollovers and transfers to this Plan or a plan of a member of the Controlled Group initiated by an Employee and made in the Plan Year including the Determination Date, are not to be taken into consideration in computing (a) and (b) above. No accrued benefits of a Non-Key Employee with respect to this Plan (or any plan aggregated under

Paragraph 7 or 8 below) for a Plan Year shall be taken into consideration if the Non-Key Employee was a Key Employee with respect to such plan for any prior Plan Year.
2.    Controlled Group    . Controlled Group means all employers required to be aggregated under Code Section 414(b), (c) or (m).
3.    Determination Date    . Determination Date means the last day of the Plan Year preceding the Plan Year in question or, in the first Plan Year, the last day thereof. Where plans other than this Plan are in question, the Determination Date for each plan shall be the last date of the Plan Year that falls within the same calendar year.
4.    Key Employee    . Key Employee means, effective for Plan Years beginning after December 31, 2001, any Employee or former Employee (including the beneficiary of any such deceased person) who at any time during the Plan Year that includes the Determination Date is or was:
a.    an officer receiving annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2001;
b.    an employee owning more than five percent of the Employer;
c.    an employee receiving annual Compensation in excess of $150,000 and owning one percent of the employer.
For this purpose, annual Compensation means Compensation as set forth in Article II, Paragraph F. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.
In determining ownership of an employer, the rules of Code Section 318 shall be applied substituting 5 percent for 50 percent in subparagraph (C) of Code Section 318(a)(2). In the case of an unincorporated employer, ownership shall be determined in accordance with regulations promulgated by the Secretary of the Treasury. Code Section 414(b),(c) and (m) shall not apply for purposes of determining ownership of an employer.
5.    Minimum Benefit Accrual    . Minimum Benefit Accrual means a benefit payable in the form of a life annuity at normal retirement age under a defined benefit plan which equals not less than the lesser of (1) 20% of average Compensation or (2) 2% of average Compensation times Years of Service. Average Compensation means the average of the employee’s Compensation for the five consecutive years when the employee had the highest aggregate Compensation. A Year of Service is disregarded if this Plan is not Top Heavy for the Plan Year ending during the Year of Service. Compensation in years following the last Plan Year in which this Plan is top heavy is not taken into account.
6.    Non-key Employee    . Non-key Employee means any employee who is not a Key Employee.
7.    Permissively Aggregated    . Permissively Aggregated means:
a.    the Required Aggregation Group; and

b.    such additional plans that may be aggregated without violating the requirements of Code Sections 410 and 401(a)(4).
8.    Required Aggregation Group    . Required Aggregation Group means:
a.    all qualified plans of the employer and each member of the Controlled Group in which a Key Employee is a participant; and
b.    each other qualified plan that must be considered along with the plans in (a) in order for this Plan to meet the requirements of Code Sections 410(b) or 401(a)(4).
ARTICLE XV
Additional Requirements
Applicable to Top Heavy Plans
A.    Minimum Vesting Requirements    . The standard vesting procedures satisfy the vesting requirements of Code Section 416 and accordingly there will be no change in the vesting schedule if this Plan is Top-Heavy.
B.    Minimum Employer Contributions    .
1.    General Rule    . Except as provided in Paragraphs 2. and 3. hereof, for each Plan Year that this Plan is subject to the provisions of this Article, each Non-Key Employee Participant shall receive an allocation (Minimum Employer Contribution), without regard to any Social Security contribution, to his Employer Discretionary Contribution Account of the lesser of:
a.    three percent of his Compensation (as defined in Article II, Paragraph F), or
b.    the highest percentage of Compensation (as defined in Article II, Paragraph F) allocated to the account of a Key Employee. This subparagraph b. shall not apply and the required contribution shall be 3% if exclusion of this Plan from the Required Aggregation Group would cause a defined benefit plan in the Required Aggregation Group to fail to meet the requirements of Code Section 401(a)(4) or 410.
In applying this Paragraph 1, failure of a Participant to complete a Year of Service, make mandatory contributions, if required, or receive Compensation sufficient to justify an allocation during the Plan Year shall not render such Participant ineligible to receive a minimum employer contribution under this Article XV, Paragraph B. In determining such contribution, Compensation for purposes of this Section is compensation attributable to Hours of Service performed while he was a Participant.
Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and this Plan. The preceding sentence shall apply with respect to Matching Contributions under this Plan or, if this Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).
2.    Exceptions    . Subparagraph 1. does not apply with respect to a Participant who
a.    terminates employment with the Employer and all members of the Controlled Group prior to the last day of the Plan Year, or
b.    is a participant in another defined contribution plan which is in the Required Aggregation Group and receives an allocation to his employer contribution account in such plan equal to the above (for the Plan Year ending on or before the Determination Date), or
c.    is a participant in a defined benefit plan, which is in the Required Aggregation Group and receives thereunder for the Plan Year the Minimum Benefit Accrual for the Plan Year ending on or before the Determination Date.
3.    Employee Participating in Defined Benefit Plan    . For each Non-Key Employee Participant who is also a participant in a defined benefit plan which is in the Required Aggregation Group and which does not provide the Minimum Benefit Accrual for the Plan Year ending on or before the Determination Date, Paragraph 1 shall be applied substituting 5% of compensation for subparagraphs 1.a. and b.
4.    Specific Rules    . In determining the Minimum Employer Contribution hereunder, the following rules shall govern:
a.    The Non-Key Employee’s account will receive the Minimum Employer Contribution notwithstanding a waiver of the minimum funding requirements of Code Section 412.
b.    Tax-deferred contributions by Non-Key Employees to a qualified plan shall be disregarded; Tax-Deferred Contributions by Key Employees shall be taken into account in determining the minimum required employer contribution hereunder.
ARTICLE XVI
Right to Discharge Employees
Neither the establishment of the Plan and Trust nor any modification thereof, nor the creation of any funds or accounts nor the payment of any benefit, shall be construed as giving any Participant, or any other person whomsoever, any legal or equitable right against the Employer, the Trustee, or the Committee unless the same shall be specifically provided for in this agreement or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of this agreement or as giving any Employee or Participant the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge by the Employer to the same extent as if this Plan and Trust had never been adopted.

ARTICLE XVII
Return of Contributions;
Declaration of Trust Contingent
on Internal Revenue Service Approval
Contributions made hereto are conditioned on deductibility by the Employer under Section 404 of the Code, and such contributions may not be made under a mistake of fact.
Contributions may be returned to the Employer, in the amount involved, within one year of the mistaken payment of the contribution, or disallowance of a deduction, as the case may be.
This Plan and the Trust shall be contingent upon a favorable Internal Revenue Service ruling as to the initial acceptability under Section 401(a) of the Internal Revenue Code, as amended, and exemption from income taxation under Section 501(a) of the Internal Revenue Code. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, and if the Employer does not effect an amendment which will cure the defect, then this Plan and Trust will thereupon terminate and be of no further force or effect, and the Trustee shall forthwith return to the Employer the current value of all contributions made incident to that initial qualification by the Employer (plus income, less any fees or expenses allocable thereto) within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.
ARTICLE XVIII
Rollover Contributions; Trust to Trust Transfers
A.    Rollover Contributions To This Plan    . Subject to such terms and conditions as may from time to time be established by the Committee, an Employee of the Employer, whether or not a Participant, may make a rollover contribution to the Plan, provided that the rollover contribution does not result in this Plan becoming a transferee plan as defined in Code Section 401(a)(11)(B)(iii)(III). If a rollover contribution is to be made to this Plan directly from another plan that is subject to the qualified joint and survivor annuity requirements, the proper participant waiver and required spousal consent to that waiver must be obtained by the other plan prior to the direct rollover contribution to this Plan. The Committee shall be provided evidence to its satisfaction that the distribution is an eligible rollover distribution as defined in Paragraph C.1. below.

If an Employee has received an eligible rollover distribution from another qualified plan, or from an IRA that holds only assets from a qualified plan, the distribution must be contributed to this Plan within sixty (60) days following receipt of such amount by the Employee. All rollover contributions shall be accounted for separately but shall be invested and reinvested along with the assets of the Plan and treated in all respects as other assets of the Plan. The rollover contributions shall be credited to a special Rollover Account on behalf of the Employee. The Rollover Account shall, at all times, be 100% vested and nonforfeitable. An Employee may elect to receive an in-service withdrawal from his Rollover Account prior to his actual retirement date in accordance with procedures established by the Committee.
Notwithstanding the foregoing, with respect to Participant rollover contributions and direct rollovers of distributions made after December 31, 2001, the Plan will accept a direct rollover of an eligible rollover distribution or a Participant contribution of an eligible rollover distribution from: (1) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (2) an annuity contract or 403(b)(7) custodial contract described in Code Section 403(b), excluding after-tax employee contributions; and (3) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
This Plan explicitly permits an Employee to roll over in-kind Employer Stock into this Plan provided that (1) such a rollover is made from a qualified retirement plan (the “Acquired Company’s Plan”), sponsored by an entity that is acquired by HomeStreet, Inc. or a member of its controlled group; and (2) as a result of such acquisition, the individual requesting the rollover becomes an Employee of Employer or a member of its controlled group. Any Employer Stock rolled over will be credited to a separate sub-account within the Rollover Account on behalf of the Employee. All references to the Rollover Account in this Plan shall hereinafter include this Stock Rollover Account sub-account.
This Plan may permit an in-kind rollover of an outstanding participant loan balance and loan promissory note, provided that (1) such a rollover is made from a qualified retirement plan (the “Acquired Company’s Plan”), sponsored by an entity that is acquired by HomeStreet, Inc. or a member of its controlled group, (2) as a result of such acquisition, the individual requesting the rollover becomes an Employee of Employer or a member of its controlled group; and (3) such individual rolls over 100% of his or her nonforfeitable account balance from the Acquired Company’s Plan to this Plan. Such rollovers shall be administered according to nondiscriminatory procedures established by the Committee. In the event of such a rollover, the Trustee of this Plan shall become the obligee of the participant loan promissory note. In all other respects, the loan shall continue to be administered in accordance with the terms of the existing participant loan promissory note and applicable law.

B.    Trust to Trust Transfers    . Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

C.    Definitions    .
1.    Eligible Rollover Distribution    . An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and hardship withdrawals of pre-tax contributions, unless such a distribution is made after a permissible distribution event (other than a hardship withdrawal) occurs under Code Section 401(k)(2)(B).

Provided, however, that with respect to distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b) (a “Traditional IRA”), or a Roth individual retirement account or annuity described in Code Section 408A (a “Roth IRA”), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
With respect to distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
2.    Eligible Retirement Plan    . An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
For purposes of the direct rollover provisions of this Article XVIII, an eligible retirement plan shall also mean an annuity contract or 403(b)(7) custodial contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).
For distributions made after December 31, 2007, an Eligible Retirement Plan shall also include an individual retirement plan described in Code Section 408A(b).
For distributions of after-tax contributions made after December 31, 2006, an Eligible Retirement Plan shall also include an annuity contract described in Code Section 403(b), provided such contract separately accounts for such after-tax amounts.
3.    Distributee    . A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Effective January 1, 2010, a Designated Beneficiary who (a) is other than the Participant’s Spouse and (b) is considered to be a Designated

Beneficiary under Code Section 401(a)(9)(E) (known as a “Non-Spouse Designated Beneficiary”) is also considered a “qualified distributee.”

4.    Direct Rollover    . A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
A “Non-Spouse Designated Beneficiary” may establish an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (known as an “Inherited IRA”) into which all or a portion of a death benefit (to which such Non-Spouse Designated Beneficiary is entitled) can be transferred in a direct trust-to-trust transfer (a direct rollover). In determining the portion of such death benefit that is considered to be a required minimum distribution that must be made from the Inherited IRA, the Non-Spouse Designated Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulation 1.401(a)(9)-3, Q&A-4(c). Any distribution made pursuant to this Section is not subject to the direct rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f), or the mandatory withholding requirements of Code Section 3405(c). If a Non-Spouse Designated Beneficiary receives a distribution from the Plan then the distribution is not eligible for the “60-day” rollover rule, which is available to a Designated Beneficiary who is a Spouse. If the Participant’s Non-Spouse Designated Beneficiary is a trust, then this Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary within the meaning of Code Section 401(a)(9)(E). In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution. A distribution to a Non-Spouse Designated Beneficiary that is made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B)), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c). The above is in addition to the right of the Employee or former Employee, the Employee’s or former Employee’s surviving spouse, and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order to elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan.
ARTICLE XIX
Transfers of Employment
Except as otherwise specifically provided herein, the provisions of this Article XIX apply to transfers of employment that occur on or after October 1, 2009; transfers of employment occurring prior to October 1, 2009, are subject to the provisions of the Plan as in effect at the time of such transfer. References to the provisions of the WMS 401(k) Plan described herein are included for solely purposes of clarity in describing the transfer provisions; in the event of a conflict between the information set forth herein and the terms of the WMS 401(k) Plan, the terms of the WMS 401(k) Plan shall govern.
A.    Transfers out of This Plan. An Employee of an Employer co-sponsoring this Plan who, on or after October 1, 2009, either (1) transfers to employment with an employer co‑sponsoring the WMS 401(k) Plan or (2) terminates employment with the Employer and later becomes hired by an employer co‑sponsoring the WMS 401(k) Plan (a “Transfer-Out Employee”), shall receive credit for his Years of Service and Hours of Service with the Employer co-sponsoring this Plan for purposes of eligibility and vesting in the WMS 401(k) Plan, as applicable, provided that there shall be no duplication of credit in the year of transfer to or year of hire by an employer co‑sponsoring the WMS 401(k) Plan. Notwithstanding the foregoing, no credit for vesting purposes shall be granted prospectively in this Plan based on a Transfer-Out Employee’s Years of Service and Hours of Service with the employer co-sponsoring the WMS 401(k) Plan.
A Transfer-Out Employee’s Accrued Benefit, if any, in this Plan shall remain credited to his accounts in this Plan and shall continue to be subject to the terms and conditions of this Plan. A Transfer-Out Employee may request a distribution from this Plan subject to the provisions of Article VII of this Plan, provided that he is no longer employed by a co-sponsor of this Plan or any other entity aggregated with a co-sponsor of this Plan under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).
To the extent that a Transfer-Out Employee has an original date of hire with the Employer prior to July 1, 2008, he shall be eligible while employed by an employer co-sponsoring the WMS 401(k) Plan to obtain in‑service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59½ from this Plan, provided the Plan requirements for such withdrawals are met. Notwithstanding the preceding sentence, a Transfer-Out Employee whose original hire date with the Employer is on or after July 1, 2008, shall not be eligible while employed by an employer co-sponsoring the WMS 401(k) Plan to obtain such in‑service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59½ from this Plan, regardless of the date he transfers employment to a co-sponsor of the WMS 401(k) Plan. A Transfer-Out Employee may not take a new participant loan from this Plan.

A Transfer-Out Employee may make Employee pre‑tax contributions and shall receive any Employer contributions to this Plan only for the period of time through which he is employed by an Employer co-sponsoring this Plan in accordance with the terms of this Plan and based on his Compensation from his Employer which co-sponsors this Plan. A Transfer-Out Employee’s Participant‑Directed Profit Sharing Account and Employer Matching Contribution Account, if any, in this Plan shall become 100% vested and nonforfeitable if (1) he dies, becomes permanently and totally disabled pursuant to the terms of this Plan, or attains Normal Retirement Age, and (2) such event occurs while the individual is still employed by an Employer co‑sponsoring this Plan, or by an employer co-sponsoring the WMS 401(k) Plan.

B.    Transfers Into This Plan from the WMS Plan. An employee of a co-sponsor of the WMS 401(k) Plan who, on or after January 1, 2000, either (a) transfers to employment with an Employer co‑sponsoring this Plan or (b) terminates employment with an employer co-sponsoring the WMS 401(k) Plan and later becomes hired by an Employer co‑sponsoring this Plan (a “Transfer-In Employee”) shall receive credit for his Years of Service and Hours of Service with the co-sponsors of the WMS 401(k) Plan for purposes of eligibility and vesting in this Plan, provided that there shall be no duplication of credit in the year of transfer to or year of hire by an Employer co‑sponsoring this Plan. Notwithstanding the foregoing, whether such a transfer occurred before or after October 1, 2009, no credit for vesting purposes shall be granted prospectively in the WMS 401(k) Plan based on a Transfer-In Employee’s Years of Service and Hours of Service with an employer co-sponsoring this Plan. A Transfer-In Employee shall receive any Employer contributions to this Plan only for the period of time during which he is employed by an Employer co-sponsoring this Plan in accordance with the terms of this Plan and based on his Compensation from his Employer which co-sponsors this Plan.

A Transfer-In Employee’s accrued benefit, if any, in the WMS 401(k) Plan shall remain credited to his accounts in such plan and shall continue to be subject to the terms of such plan. A Transfer-In Employee may request a distribution from the WMS 401(k) Plan, pursuant to the terms of such plan, provided that he is no longer employed by a co-sponsor of the WMS 401(k) Plan or any other entity aggregated with a co-sponsor of such plan under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).

To the extent that a Transfer-In Employee has an original date of hire with the Employer prior to July 1, 2008, he shall be eligible while such employment continues to obtain in‑service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59½ from the WMS 401(k) Plan, provided the plan requirements for such withdrawals are met. Notwithstanding the preceding sentence, a Transfer-In Employee whose original hire date with the co-sponsor of the WMS 401(k) Plan is on or after July 1, 2008 shall not be eligible while employed by the Employer to obtain such in‑service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59½ from the WMS 401(k) Plan, regardless of the date he transfers employment to a co-sponsor of this Plan. A Transfer-In Employee may not take a participant loan from the WMS 401(k) Plan.

A Transfer-In Employee may make Employee pre-tax 401(k) contributions to the WMS 401(k) Plan and shall receive Employer contributions to the WMS 401(k) Plan only for the period of time through which he is employed by an employer co‑sponsoring such plan in accordance with the terms of such plan and based on his Compensation from his employer which co-sponsors such plan.

C.    Other Transfer Provisions. If a Transfer-Out Employee or a Transfer-In Employee incurs an Event of Forfeiture under this Plan, the WMS 401(k) Plan, or both plans, then any forfeitures or reinstatement of forfeitures shall occur as to each plan in accordance with the terms of the respective plan(s), and there shall be no transfer of forfeitures or reinstatements of forfeitures between the plans. A Transfer-Out Employee’s service with a co‑sponsor of the WMS 401(k) Plan shall not be considered in determining whether an Event of Forfeiture has been incurred in this Plan. Provided further, that a reinstatement of forfeitures in this Plan shall only apply if such an individual is rehired by a co-sponsor of this Plan, subject to the Plan’s normal rules relating to forfeitures and reinstatements of forfeitures as set forth in Article V, Paragraph F, of this Plan.
Notwithstanding any provision of this Plan to the contrary, no service credit shall be granted for eligibility or vesting purposes in this Plan if such Years of Service and Hours of Service would be disregarded under the Plan’s normal break-in-service rules as described in Article III, Paragraph D, and in subparagraphs 2, 3, and 4. of Article VI, Paragraph B, respectively, computed as if that prior service had been with the Employer. No service credit shall be granted for eligibility or vesting purposes in the WMS 401(k) Plan if such Years of Service and Hours of Service would be disregarded under the WMS 401(k) Plan’s normal break-in-service rules.
IN WITNESS WHEREOF, the parties hereto have caused this Plan and Trust to be executed as of this ___________ day of ________________________, 2015.
HOMESTREET, INC.

By_____________________________
Its_______________________

HOMESTREET BANK

By_____________________________
Its_______________________

HOMESTREET CAPITAL CORPORATION

By_____________________________
Its_______________________